UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Amphenol Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2010 ANNUAL MEETING and PROXY STATEMENT

CORPORATION

AMPHENOL CORPORATION 358 HALL AVENUE P.O. BOX 5030 WALLINGFORD, CONNECTICUT 06492-7530

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

TIME

11:00 a.m., Wednesday, May 26, 2010

PLACE

Corporate Headquarters
Conference Center
358 Hall Avenue
Wallingford, CT 06492

AGENDA

1.
To elect three directors for terms to expire at the 2013 Annual Meeting of Stockholders.

2.
To ratify the appointment of Deloitte & Touche LLP as independent accountants.

3.
To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

By Order of the Board of Directors
Edward C. Wetmore
Secretary

April 26, 2010

—IMPORTANT—
PLEASE COMPLETE, DATE, SIGN AND RETURN
THE ACCOMPANYING PROXY WHETHER OR
NOT YOU PLAN TO ATTEND THE MEETING

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 26, 2010: The Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2009 are available at www.edocumentview.com/APH.

PROXY STATEMENT

i

ii

PROXY STATEMENT

        This Proxy Statement (first mailed to stockholders on or about April 26, 2010) is furnished to the holders of the Class A Common Stock, par value $.001 per share ("Common Stock"), of Amphenol Corporation (the "Company" or "Amphenol") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held in the conference center at the Company's Corporate Headquarters at 358 Hall Avenue, Wallingford, Connecticut 06492-7530 (telephone (203) 265-8900) at 11:00 a.m. on Wednesday, May 26, 2010 (the "Annual Meeting").

RECORD DATE

        The Board of Directors of the Company (the "Board") has fixed the close of business on March 29, 2010 as the Record Date for the 2010 Annual Meeting (the "Record Date"). Only stockholders of record at the Record Date are entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof, in person or by proxy. At the Record Date, there were 173,318,632 shares of Common Stock outstanding.

PROXIES

        The proxy accompanying this Proxy Statement is solicited on behalf of the Board for use at the Annual Meeting and any postponements or adjournments thereof. Each holder of Common Stock is entitled to one vote for each share of Common Stock held at the Record Date. The holders in person or by proxy of a majority of the shares of Common Stock entitled to be voted at the Annual Meeting shall constitute a quorum.

        Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the same upon receipt by the Company, prior to the time the proxy is voted, of a duly executed instrument revoking it, or of a duly executed proxy bearing a later date, or in the case of death or incapacity of the person(s) executing the same, of written notice thereof, or by such person(s) voting in person at the Annual Meeting. Unless revoked, all proxies representing shares of Common Stock entitled to vote which are delivered pursuant to this solicitation will be voted at the Annual Meeting and, where a choice has been specified on the proxy card, will be voted in accordance with such specification. Where a choice has not been specified on the proxy card, the proxy will be voted in accordance with the recommendations of your Board of Directors. If other matters are properly presented for consideration at the Annual Meeting, the proxy holders appointed by the Board (who are named in your proxy card if you are a registered stockholder) will have the discretion to vote on those matters for you in accordance with their best judgment.

        An affirmative vote of a majority of the shares of Common Stock, present in person or represented by proxy at the Annual Meeting, is required for approval of all items submitted to stockholders for their consideration. Effective January 1, 2010, your broker is no longer permitted to vote on your behalf on the election of directors unless you provide specific instructions. For your vote to be counted, you now will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the Annual Meeting.

        The inspectors of election appointed for the Annual Meeting with the assistance of the Company's transfer agent, Computershare Trust Company, N.A., will tabulate the votes. Broker non-votes will be treated as votes cast for purposes of a quorum, but will not be counted as either voting for or against any proposal. Abstentions will be included in tabulations of the votes cast on proposals presented in the same manner as votes cast against such proposals.

        Proxies may be solicited personally, by mail, e-mail, telephone or other means of communication by the Company's directors, officers and regular employees who are not specifically employed for proxy solicitation purposes and who will not receive any additional compensation. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        Listed in the following table are those stockholders known to Amphenol to be the beneficial owners of more than five percent of the Company's Common Stock as of December 31, 2009.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
FMR LLC 82 Devonshire Street Boston, MA 02109	19,123,115	(1)	11.03%
Janus Capital Management LLC 151 Detroit Street Denver, CO 80206	13,759,671	(2)	7.94%
BlackRock, Inc. 40 East 52nd Street New York, N.Y. 10022	9,579,484	(3)	5.53%

(1)
The Schedule 13G filed by such beneficial owner on February 12, 2010 for the year ended December 31, 2009 indicates that it has sole voting power over 949,387 shares and sole dispositive power over all 19,123,115 shares.

(2)
The Schedule 13G filed by such beneficial owner on February 16, 2010 for the year ended December 31, 2009 indicates that it has sole voting and dispositive power over 12,140,621 shares and shared voting and dispositive power over 1,619,050 shares.

(3)
The Schedule 13G filed by such beneficial owner on January 20, 2010 for the year ended December 31, 2009 indicates that it has sole voting and dispositive power over all 9,579,484 shares.

SECURITY OWNERSHIP OF MANAGEMENT

        Set forth below is certain information with respect to beneficial ownership of the Company's Common Stock as of March 29, 2010 by each director, the named executive officers (listed in the Summary Compensation Table on page 30) and by all executive officers and directors of the Company as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Gary A. Anderson	364,200	(1)	*
Ronald P. Badie	47,999	(2)(3)	*
Stanley L. Clark	58,999	(2)(3)	*
Edward G. Jepsen	119,999	(2)(3)	*
Andrew E. Lietz	55,999	(2)(3)	*
Martin H. Loeffler	1,374,600	(2)	*
John R. Lord	57,999	(2)(3)	*
R. Adam Norwitt	446,496	(1)	*
Diana G. Reardon	450,000	(1)	*
Richard E. Schneider	55,000	(1)	*
Dean H. Secord	47,711	(2)(3)(4)	*
Luc Walter	399,964	(1)	*
All executive officers and directors of the Company as a group (17 persons)	4,010,558		2.31%

*
Less than one percent.

(1)
The share ownership amounts in this table include 896 shares, 4,364 shares and 4,200 shares which are currently owned by Messrs. Norwitt, Walter and Schneider, respectively, as well as 445,600, 450,000, 364,200, 395,600 and 50,800 shares, respectively, which are not presently owned by Mr. Norwitt, Ms. Reardon, Messrs. Anderson, Walter and Schneider but which would be issuable upon the exercise of stock options which are currently exercisable or are exercisable within 60 days of March 29, 2010.

(2)
The share ownership amounts in this table include 4,000, 15,000, 100,000, 12,000, 38,600, 14,000 and 2,712 shares which are currently owned by Messrs. Badie, Clark, Jepsen, Lietz, Loeffler, Lord and Secord, respectively. The table also includes (i) 43,999, 43,999, 19,999, 43,999, 43,999 and 43,999 shares which are not presently owned by Messrs. Badie, Clark, Jepsen, Lietz, Lord and Secord, respectively, but which would be issuable upon the exercise of stock options pursuant to the Amended 2004 Stock Option Plan for Directors of Amphenol Corporation (the "Directors' Stock Option Plan") which are currently exercisable or are exercisable within 60 days of March 29, 2010 and (ii) 1,336,000 shares, respectively, which are not presently owned by Mr. Loeffler but which would be issuable upon the exercise of stock options which are currently exercisable or are exercisable within 60 days of March 29, 2010.

(3)
The share ownership amounts for Messrs. Badie, Clark, Jepsen, Lietz, Lord and Secord reflected in this table do not include any shares of the Company's Common Stock which may be issued pursuant to the Amphenol Corporation Directors' Deferred Compensation Plan (the "Directors' Deferred Compensation Plan") described under the caption "Director Compensation for the 2009 Fiscal Year" on page 13. Mr. Lietz was appointed to the Board on January 24, 2001 and the cumulative balance in his Directors' Deferred Compensation account as of April 1, 2010, including credit for dividends, is 20,073 unit shares. Mr. Secord was appointed to the Board on March 28, 2002 and the cumulative balance in his Directors' Deferred Compensation account as of April 1, 2010, including credit for dividends, is 14,791 unit shares. Commencing with the fourth quarter 2008, Mr. Secord elected to receive his quarterly director's fees in cash in lieu of shares. Mr. Badie was appointed to the Board on July 21, 2004 and the cumulative balance in his Directors' Deferred Compensation account as of April 1, 2010, including credit for dividends, is 9,356 unit shares. Mr. Clark was appointed to the Board on January 27, 2005 and the cumulative balance in his Directors' Deferred Compensation account as of April 1, 2010, including credit for dividends, is 8,225 unit shares. Mr. Lord was appointed to the Board on March 10, 2004 and he has elected not to defer fees pursuant to the Directors' Deferred Compensation Plan. He receives his fees in cash. Mr. Jepsen was appointed to the Board on January 5, 2005 and he has elected not to defer his fees pursuant to the Directors' Deferred Compensation Plan. He receives his fees in cash. The share ownership amount reflected in this table also includes 100,000 shares of Common Stock which are currently owned by Mr. Jepsen. Commencing with the fourth quarter 2009, Messrs. Badie, Clark and Lietz elected to receive their quarterly director's fees in cash in lieu of shares. As long as the election to receive quarterly director's fees in cash in lieu of shares continues, the cumulative balance in each of Messrs. Badie, Clark, Lietz and Secord's Director's Deferred Compensation account will only increase by the number of shares credited for dividends.

(4)
The share ownership amount for Mr. Secord also includes 1,000 shares of Common Stock owned directly by his spouse.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers and directors, and any persons who own more than 10% of the Common Stock, file reports of initial ownership of the Company's Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission ("SEC") and furnish the Company with copies of all forms they file pursuant to Section 16(a). As a practical matter, the Company seeks to assist its directors and officers by monitoring transactions and completing and filing reports on their behalf.

        Based upon a review of the filings with the SEC and written representations from directors and executive officers that no other reports were required, the Company believes that during fiscal year 2009 and as of the date of this Proxy Statement, all Section 16(a) filing requirements were made in a timely manner, except that on April 19, 2010 a Form 4 was filed with the SEC reporting two purchases of Common Stock which were inadvertently not previously reported by Mr. Clark.

PROPOSAL 1. ELECTION OF DIRECTORS

        The Amended and Restated Certificate of Incorporation and the By-Laws of the Company provide for a board consisting of not less than three or more than fifteen directors. Currently, the number of directors of the Company is eight. Directors of the Company are elected for terms of three years, with approximately one-third of the directors subject to election each year. Accordingly, action will be taken at the Annual Meeting for the re-election of three current directors, Stanley L. Clark, Andrew E. Lietz and Martin H. Loeffler. Each of these directors will hold office for the three-year term ending in 2013 and until their respective successors are elected and qualified.

        It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of Messrs. Clark, Lietz and Loeffler except in cases of proxies bearing contrary instructions. In the event that any of these nominees should become unavailable for election for any presently unforeseen reason, the persons named in the proxy will have the right to use his/her discretion to vote for a substitute.

        Certain information regarding all directors, including individual experience, qualifications, attributes and skills that led the Board to conclude that the director should serve on the Board is set forth below. The Company's goal is to assemble a Board that works together and with management to deliver long term stockholder value. The Company believes that the nominees and directors set forth below, all of whom are currently directors of the Company, possess the skills and experience necessary to guide the Company in the best interests of its stockholders. The Company's current Board consists of individuals with proven records of success in their chosen professions and with the Company. They all have high integrity and keen intellect. They are collegial yet independent in their thinking, and have demonstrated the willingness to make the time commitment necessary to be informed about the interconnect industry and the Company, including its customers, suppliers, competitors, stockholders and management. Members of the Board also have extensive experience in the management of public companies, risk assessment, accounting and finance and global business practices and operations.

        The following information also details offices held and other business directorships during the past five years, the classes and terms of all directors and nominees. Beneficial ownership of equity securities of the directors and nominees is shown under the caption "Security Ownership of Management" on page 3.

NOMINEE DIRECTORS FOR ELECTION IN 2010

Stanley L. Clark

Mr. Clark, age 66, has been a Director since January 2005. Mr. Clark has been chief executive officer and trustee of Goodrich, LLC since 2001, a role which provides him excellent insight into a broad range of markets and investment perspectives as well as financial analysis, which are of particular value in his roles as Chairman of the Pension Committee and a member of the Audit Committee. He gained significant experience in general management of a complex manufacturing organization as chief executive officer of Simplex Time Recorder Company from 1998 to 2001 and director from 1996 to 2001, chief operating officer from 1996 to 1998 and group vice president from 1994 to 1996. Prior to working at Simplex Time Recorder Company, he held various positions with Raytheon Company over a period of 17 years, including service as the corporate group vice president for the commercial electronics group and as a director of New Japan Radio Company, a joint venture between Raytheon Company and Japan Radio. Mr. Clark also served four years in the United States Navy. He brings to the Board international experience as well as an understanding of the defense industry, an important market segment for the Company. Mr. Clark is Chairman of the Pension Committee and is a member of the Audit Committee and the Nominating/Corporate Governance Committee of the Company. He has not served on the board of directors of any other public company during the last five years.

Andrew E. Lietz

Mr. Lietz, age 71, has been a Director since January 2001. Prior to his retirement in 2009, Mr. Lietz was managing director of Rye Capital Management, LLC from 2000 through 2009, where he managed a portfolio of investments, gaining insight into a wide variety of industries. He was president and chief executive officer of Hadco Corporation from 1995 until 2000. During his tenure at Hadco, Mr. Lietz managed a global technology manufacturing business, providing him with a deep understanding of the products, technology, markets and international dynamics of the Company. Mr. Lietz currently serves as a director of Details Dynamic Inc. and Safeguard Scientifics, Inc. He is Chairman of the Nominating/Corporate Governance Committee and is a member of both the Executive Committee and the Compensation Committee of the Company. In addition, he serves as presiding director of the Company. In the past five years, but not currently, Mr. Lietz served as a director of Omtool, Ltd.

Martin H. Loeffler

Mr. Loeffler, age 65, has been a Director since December 1987, and an employee of the Company for approximately 37 years. He has been Chairman of the Board of the Company since May 1997 and Executive Chairman of the Company since January 2009. Mr. Loeffler was Chief Executive Officer of the Company from May 1996 to December 2008 and was President of the Company from 1987 to December 2007. Prior to assuming the role as President, he oversaw the Company's international operations, and prior to that served in general management and operations roles in several European countries. He has a technology background with a PhD in physics and experience as a researcher in the field of semiconductors. His leadership, market knowledge, technology background, international and other business experience is of tremendous value to the Company in his role on the board and as Executive Chairman. Mr. Loeffler has not served on the board of directors of any other public company during the last five years.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE
PROPOSED NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2011

Ronald P. Badie

Mr. Badie, age 67, has been a Director since July 2004. Mr. Badie retired from Deutsche Bank in 2002, at which time he was vice chairman of Deutsche Bank Securities. He also held several executive positions with its predecessor, Bankers Trust Company. Mr. Badie's extensive experience in the investment banking industry is extremely valuable to the Company, in particular with respect to his insight into merger & acquisition and capital markets related matters. He is Chairman of the Executive Committee and is a member of the Audit Committee and the Pension Committee of the Company. In the past five years, but not currently, Mr. Badie served as a director of Integrated Electrical Services, Inc., and Global Motorsport Group, Inc. Mr. Badie currently serves as lead independent director and member of the compensation and nominating and corporate governance committee of Nautilus, Inc. and as a director, chairman of the compensation committee and member of the audit committee of Obagi Medical Products, Inc. as well as lead independent director and member of the audit committee of Merisel, Inc.

R. Adam Norwitt

Mr. Norwitt, age 40, has been a Director since January 2009, and an employee of the Company for approximately 11 years. He has been President since January 2007 and Chief Executive Officer since January 2009. Mr. Norwitt was Chief Operating Officer of the Company from January 2007 through December 2008. He was Senior Vice President and Group General Manager, Worldwide RF and Microwave Products division of the Company from June 2006 through December 2006 and Vice President and Group General Manager, Worldwide RF and Microwave Products division of the Company from January 2004 through June 2006. Prior thereto, Mr. Norwitt served as group general manager, general manager and business development manager with various groups in the Company, including approximately five years resident in Asia. Mr. Norwitt has a juris doctor degree and trained as a corporate lawyer prior to joining the Company. He also has an MBA degree. He has studied in the United States, Taiwan, Beijing and France. His vision, leadership, market knowledge, merger & acquisition experience, international exposure and other business experience are of significant value to the Company. Mr. Norwitt has not served on the board of directors of any other public company during the last five years.

Dean H. Secord

Mr. Secord, age 74, has been a Director since March 2002. Mr. Secord is currently actively employed as an independent business consultant, primarily to the insurance industry, where he gains exposure to a broad range of global business issues. Mr. Secord brings to the Board tremendous depth of knowledge of public accounting, in addition to exposure to a diverse array of companies and accounting issues, achieved as an international audit partner of PricewaterhouseCoopers LLP prior to his retirement in 2001. After having served as Chairman of the Audit Committee of the Company for over seven years, Mr. Secord resigned from this role effective April 1, 2010, but he continues as a member of the Audit Committee. In January 2010 he resigned as a member of the Compensation Committee and the Nominating/Corporate Governance Committee of the Company. Mr. Secord has not served on the board of directors of any other public company during the last five years.

 DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2012

Edward G. Jepsen

Mr. Jepsen, age 66, has been a Director since January 2005. Mr. Jepsen was employed as a non-executive Advisor to the Company from January 2005 through his retirement in December 2006. He was Executive Vice President of the Company from 1989 through 2004 and Chief Financial Officer of the Company from 1989 through 2004. Mr. Jepsen also served as a Director of the Company from 1989 through 1997. During his time as Chief Financial Officer of the Company, Mr. Jepsen gained a deep familiarity with the operations, markets, technologies and other business matters of the Company, and in particular a comprehensive understanding of the Company related to accounting and auditing. In addition, Mr. Jepsen brings to the Board significant experience in public accounting and auditing acquired as a partner at PricewaterhouseCoopers LLP prior to joining the Company. Effective April 1, 2010, Mr. Jepsen has assumed the position of Chairman of the Audit Committee and is a member of the Compensation Committee and Pension Committee of the Company. Mr. Jepsen also currently serves as a director and chairman of the audit and finance committee and member of the compensation committee of Gerber Scientific, Inc., and as a director and chairman of the audit and finance committee and member of the compensation committee and the safety, health, security and environmental committee of ITC Holdings Corp. In the past five years, but not currently, Mr. Jepsen served as a director of TRC Company, Inc.

John R. Lord

Mr. Lord, age 66, has been a Director since March 2004. Mr. Lord served as the non-executive chairman of Carrier Corporation from 2000 through 2006. Mr. Lord was president and chief executive officer of Carrier Corporation, a division of United Technologies Corporation, from 1995 until his retirement in 2000. Mr. Lord served in a variety of executive and general management roles at United Technologies between 1975 and 1995. During his more than 25 year career at United Technologies, Mr. Lord gained significant manufacturing, general management, and global management experience, including spending three years based in Asia, one of the Company's most important regions. He was also very involved in personnel development at United Technologies, providing him with insight into management development and compensation issues which is of great value to the Company. He is Chairman of the Compensation Committee and is a member of the Executive Committee and of the Nominating/Corporate Governance Committee of the Company. Mr. Lord currently serves as a director and member of the audit and finance committee and chairman of the compensation committee of Gerber Scientific, Inc.

THE BOARD OF DIRECTORS AND THE COMMITTEES OF THE BOARD

Governance Principles

        Amphenol Corporation's Corporate Governance Principles meet or exceed the Listing Standards of the New York Stock Exchange (the "NYSE Listing Standards"), including guidelines for determining director independence and reporting concerns to non-employee directors and the Audit Committee of the Board. The Company's most current Governance Principles, the Code of Business Conduct and Ethics and the Charters of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee of the Board are reviewed at least annually and revised as warranted. Amphenol Corporation's Code of Business Conduct and Ethics applies to all employees, directors and officers of the Company and its subsidiaries. The Principles, Code and Charters can be accessed via the Company's website at www.amphenol.com by clicking on "Investors", then "Governance" then the desired Principles, Code or Charter. Printed copies of the Company's most current Governance Principles, the Code of Business Conduct and Ethics and the Charters of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee of the Board will also be provided to any stockholder of the Company free of charge upon written request to the Secretary of the Company, 358 Hall Avenue, P.O. Box 5030, Wallingford, Connecticut 06492-7530.

Director Independence

        The Board has adopted the definition of "independent director" set forth in the NYSE Listing Standards to assist it in making determinations of independence. In addition to applying these guidelines, the Board will consider all relevant facts and circumstances in making an independence determination. The Board has confirmed that all of the directors are independent of the Company and its management with the exception of Messrs. Loeffler and Norwitt each of whom is considered an inside director because of his current employment with the Company.

Board of Directors and Committees

        The Board currently consists of eight directors. Mr. Loeffler is Chairman of the Board and Mr. Lietz is the Board's presiding director. As presiding director, Mr. Lietz has the authority to call, schedule and chair executive sessions of the independent directors. After each executive session the presiding director communicates with the Chairman of the Board and/or the Chief Executive Officer, to provide feedback and to effectuate the decisions and recommendations of the independent directors.

        The Board of Directors has determined that its current leadership structure, including an independent presiding director, a Chairman of the Board who is an inside director and a Chief Executive Officer who is also an inside director is appropriate at the present time and allows the Board to fulfill its duties effectively and efficiently based on the Company's current needs. Historically, the Company's Board of Directors has relied on an independent presiding director and a Chief Executive Officer who was also served as Chairman of the Board. However, with the transition to a new Chief Executive Officer in 2009, the Company's Board of Directors determined that it was appropriate at this time to separate the role of Chief Executive Officer and Chairman of the Board. This structure allows an independent presiding director to ensure that the Board is able to operate independently of management, while continuing to draw upon the skills and 37 years of Company experience of a Chairman who continues to provide strategic oversight and broad direction while permitting the Company's new Chief Executive Officer to manage the ongoing business operations and finances of the Company, including an array of strategic, short term and long term initiatives.

        The Board has five standing committees: the Audit Committee, the Compensation Committee, the Executive Committee, the Pension Committee and the Nominating/Corporate Governance Committee. The Board has determined that all the members of all of its committees are independent and satisfy the relevant SEC and the New York Stock Exchange independence requirements for the members of such Committees

        Audit Committee.    The Audit Committee's principal oversight duties include (1) review reports on the evaluation of the Company's internal controls for financial reporting and the Company's annual audited and quarterly unaudited financial statements and related disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations"; (2) review the Company's earnings releases; (3) the selection of independent auditors and the approval of all audit engagement fees and terms; (4) review the qualifications, performance and independence of the Company's independent auditors; (5) review and approve the scope of the annual audit of the Company's financial statements; (6) review the Company's internal system of audit and financial controls, the results of internal audits and the procedures for maintaining internal controls; (7) review the quality and integrity of the Company's financial reporting process and the selection of the Company's accounting principles; (8) review critical accounting principles and practices and applicable legal and regulatory matters and their effect on the financial statements of the Company; (9) review audit issues identified by the Company's internal audit function or the Company's independent auditors and the Company's responses thereto; (10) review accounting adjustments noted or proposed by the Company's independent auditors, reports on the Company's internal controls, and material written communications with the independent auditors; (11) review and discuss the Company's guidelines and policies for risk assessment and management; (12) establish hiring policies for employees of the Company's independent auditors; and (13) establish, monitor and maintain procedures for the receipt, retention and treatment of complaints. See also "Report of the Audit Committee" on page 18. The members of the Audit Committee are Ronald P. Badie, Stanley L. Clark, Edward G. Jepsen and Dean H. Secord each of whom is an independent director as defined under the NYSE Listing Standards. Mr. Jepsen was appointed to the Audit Committee in January 2010. The Board of Directors has determined that each of the four current members of the Committee are financially literate and that Messrs. Jepsen and Secord have been determined to be audit committee financial experts as defined by the applicable rules of the SEC and the NYSE Listing Standards. Effective April 1, 2010, Mr. Secord resigned as Chairman of the Audit Committee and Mr. Jepsen was appointed Chairman of the Audit Committee. Mr. Secord continues to serve as a member of the Audit Committee.

        Compensation Committee.    The Compensation Committee establishes the principles related to the compensation programs of the Company. It approves compensation guidelines, reviews the role and performance of executive officers and key management employees of the Company and its subsidiaries, approves the base compensation, incentive plan target and award and the allocation of stock option awards, if any, for the Chief Executive Officer and Executive Chairman, and reviews and approves the recommendations of the Chief Executive Officer and Executive Chairman for base compensation and adjustments in base compensation, incentive plan targets and allocations and stock option awards, if any, for the other executive officers and key management employees of the Company and its subsidiaries. See also the "Compensation Discussion and Analysis" on page 21 and the "Compensation Committee Report" on page 29. The members of the Compensation Committee are Edward G. Jepsen, Andrew E. Lietz and John R. Lord (Chairman).

        Executive Committee.    The Executive Committee is empowered to exercise the powers and authority of the full Board in the management of the business and affairs of the Company, subject at all times to the supervision and control of the full Board. The Board has granted the Executive Committee the broadest authority permitted by the General Corporation Law of the State of Delaware. The Executive Committee meets as necessary and all actions of the Committee are presented for ratification and approval of the full Board, as necessary and appropriate, at the next regular scheduled quarterly meeting of the Board. The members of the Executive Committee are Ronald P. Badie (Chairman), Andrew E. Lietz and John R. Lord.

        Pension Committee.    The Pension Committee administers the Company's pension plan and consults with the Chief Financial Officer and the Treasurer of the Company at least annually and with the actuarial consultants and other advisors and the trustee and investment managers of the assets of the Company's pension plans as it deems necessary and appropriate. The Pension Committee reviews the liabilities, assets and investments of the Company's pension plan either as a Committee or as part of a full Board meeting at least semi-annually. The members of the Pension Committee are Ronald P. Badie, Stanley L. Clark (Chairman) and Edward G. Jepsen.

        Nominating/Corporate Governance Committee.    The Nominating/Corporate Governance Committee's principal duties include (1) assisting the Board in identifying appropriate individuals qualified to serve as directors of the Company and evaluating the qualifications of such individuals; (2) selecting, or recommending that the Board select, the candidates for all directorships to be filled by the Board or by the stockholders; (3) developing and recommending to the Board a set of corporate governance guidelines applicable to the Company; and (4) overseeing and discussing, as necessary and appropriate, a plan for the continuity and development of senior management of the Company. The Nominating/Corporate Governance Committee also oversees the annual evaluation of and the compensation of the Board. As part of its responsibilities relating to the recruitment of new qualified directors, the Nominating/Corporate Governance Committee also reviews and makes recommendations to the Company and to the full Board regarding director compensation from time to time. The members of the Nominating/Corporate Governance Committee are Stanley L. Clark, Andrew E. Lietz (Chairman) and John R. Lord.

        The Nominating/Corporate Governance Committee will consider candidates for Board membership suggested by its members and other Board members, as well as by management and stockholders. A stockholder may recommend any person for consideration as a nominee for director by writing to the Nominating/Corporate Governance Committee of the Board of Directors, c/o Secretary, Amphenol Corporation, 358 Hall Avenue, P.O. Box 5030, Wallingford, CT 06492-7530. Recommendations must be received by December 30, 2010 to be considered for the 2011 Annual Meeting of Stockholders, and must comply with the requirements in the Company's by-laws. Recommendations must include the name and address of the stockholder making the recommendation, a representation that the stockholder is a holder of record of Common Stock, biographical information about the individual recommended and any other information the stockholder believes would be helpful to the Nominating/Corporate Governance Committee in evaluating the individual being recommended by the stockholder.

        Once the Nominating/Corporate Governance Committee has identified a candidate, the Committee will evaluate the candidate based upon the following principles:

  •
  character, judgment, personal and professional ethics, integrity and values;

  •
  business, financial and/or other applicable experience;

  •
  familiarity with national and international issues affecting the Company's business;

  •
  depth of experience, skills and knowledge complementary to the Board and the Company's business; and

  •
  willingness to devote sufficient time to carry out the duties and responsibilities of a director of the Company effectively.

        The Board believes that an important component of the Board is diversity including educational and business background, skills, experience, expertise, gender, race and culture. The full Board meets at least annually with the Nominating/Corporate Governance Committee to review and discuss the Nominating/Corporate Governance Committee's self-evaluation including its performance as measured against the Charter of the Nominating/Corporate Governance Committee and the continuing effectiveness of its

Charter as well as the corporate governance guidelines that it is responsible for developing and recommending to the Board.

        The Nominating/Corporate Governance Committee will also consider such other relevant factors as it deems appropriate. The Committee will make a recommendation to the full Board as to any persons it believes should be nominated by the Board, and the Board will determine the nominees after considering the recommendation and report of the Committee. The procedures for considering candidates recommended by a stockholder for Board membership will be no different than the procedures for candidates recommended by members of the Nominating/Corporate Governance Committee, other members of the Board or management.

Meetings of the Board

        During 2009 there were five formal meetings of the Board and five actions taken by unanimous written consent of the Board, six formal meetings and one action by unanimous written consent of the Audit Committee, two formal meetings and one action by unanimous written consent of the Compensation Committee and one formal meeting, and two actions by unanimous written consent of the Pension Committee. The Executive Committee met informally from time to time in person and via telephone conference calls to discuss several potential capital markets and acquisition transactions and acted on three matters including a number of general administrative matters by unanimous written consent. The Nominating/Corporate Governance Committee had two formal meetings in conjunction with Board meetings and its individual members met informally in person and via telephone conference calls from time to time to discuss, among other things, additions to and potential vacancies on the Board and/or Committees of the Board, nominee directors for election, various executive officer appointments, normal and unanticipated succession planning and to perform its annual self evaluation and two actions by unanimous written consent. Actions taken by unanimous written consent by the Board or by a Committee of the Board are typically preceded by telephone calls during which the subject matter of the proposed consent are reviewed and discussed. All directors participated in all meetings of the Board and the Committees on which they served in 2009. Many directors also attended many meetings of committees on which they did not serve in 2009 as invited guests.

        Non-management directors of the Company meet informally in executive sessions as necessary and following the conclusion of each Board Meeting and each Committee Meeting. Such private meetings are presided over by the presiding director or by the Chairman of the Committee or by the non-management director who requests the opportunity to meet in executive session.

Risk Oversight

        The Board is actively involved in overseeing risk management for the Company. This oversight is conducted primarily through committees of the Board. The Board receives reports from each committee chair regarding the committee's risk management considerations and actions as necessary.

        The Audit Committee reviews the Company's portfolio of risk with management and the Company's independent accountants, discusses with management significant financial risks, the Company's policies with respect to risk assessment and risk management and the actions management has taken to limit, monitor or control financial and enterprise risk exposure. The Audit Committee also reviews the Company's internal system of audit and financial controls and the procedures for maintaining internal controls with management and the Company's independent accountants.

        The Compensation Committee oversees risk management as it relates to compensation plans, policies and practices in connection with structuring the Company's executive compensation programs and incentive compensation programs for other employees. The Compensation Committee has reviewed with management whether our compensation programs create incentives for our employees that may cause such employees to take excessive or inappropriate risks which could have a material adverse effect on the Company.

        The Nominating and Corporate Governance Committee has adopted a corporate governance framework for the oversight of enterprise risk. The Nominating and Corporate Governance Committee works with management to identify and evaluate enterprise risks, and also to develop risk avoidance, mitigation and response strategies.

        The Pension Committee oversees risk management as it relates to the Company's U.S. pension plan described on page 36. The Pension Committee reviews with management the forecasted liabilities of the plan, the actuarial assumptions used in determining those liabilities, the investments funding those anticipated obligations, the periodic performance of those investments and, as necessary, reviews and revises the general investment policies governing the investment of the assets of such pension plan.

Director Compensation for the 2009 Fiscal Year

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)

Ronald P. Badie	58,500	(2)	n/a	115,000	(3)	n/a	n/a	n/a	173,500
Stanley L. Clark	58,500	(2)	n/a	115,000	(3)	n/a	n/a	n/a	173,500
Edward G. Jepsen	52,500		n/a	115,000	(3)	n/a	n/a	n/a	167,500
Andrew E. Lietz	58,500	(2)	n/a	115,000	(3)	n/a	n/a	n/a	173,500
Martin H. Loeffler(4)	0		n/a	0		0	655,900	834,652	1,490,552
John R. Lord	58,500		n/a	115,000	(3)	n/a	n/a	n/a	173,500
Dean H. Secord	62,500	(2)	n/a	115,000	(3)	n/a	n/a	n/a	177,500

(1)
The dollar value of Option Awards in this column reflects the aggregate grant date fair value computed in accordance with FASB Accounting Standards Codification Topic 718 ("ASC Topic 718"). Assumptions used in the calculation of these amounts are included in Note 6—Shareholders' Equity; Stock Options to the Company's consolidated financial statements for the fiscal year ended December 31, 2009 included in the Company's Annual Report on Form 10-K filed with the SEC, except that rules of the SEC require that the amounts shown in this table and its footnotes exclude the impact of assumed forfeitures, if any, related to service based vesting conditions. These amounts do not correspond to the actual value that may be recognized by the directors upon the actual exercise of such option awards.

(2)
The Director's Deferred Compensation Plan allows each non-employee director to elect to defer payment of their fees to a future date with the ultimate payment in cash or Common Stock subject to the prior election of each director. Initially, Messrs. Badie, Clark, Lietz and Secord had elected deferral of fees and the payment of fees in Common Stock. Commencing with the fourth quarter 2008, Mr. Secord elected to receive his quarterly director's fees in cash in lieu of shares as earned. Commencing with the fourth quarter 2009, each of Messrs. Badie, Clark and Lietz elected to receive his quarterly director's fees in cash in lieu of shares as earned. Messrs. Jepsen and Lord have elected to receive their director fees in cash as earned.

(3)
The aggregate grant date fair value of the 10,000 options granted to each of Messrs. Badie, Clark, Jepsen, Lietz, Lord and Secord on May 21, 2009, computed in accordance with ASC Topic 718, is $115,000. As of December 31, 2009, (i) each of Messrs. Badie, Lietz, Lord and Secord had an aggregate of 54,000 option awards outstanding with exercise prices ranging from $14.84 to $45.95 of which 33,999 options were vested and 20,001 options were unvested, (ii) Mr. Clark had an aggregate of 54,000 option awards outstanding with exercise prices ranging from $19.235 to $45.95 of which 33,999 options were vested and 20,001 options were unvested, and (iii) Mr. Jepsen had an aggregate of 30,000 option awards outstanding with exercise prices ranging from $32.01 to $45.95 of which 9,999 options were vested and 20,001 options were unvested.

(4)
In 2009, Mr. Loeffler served the Company as Executive Chairman, an executive officer position. However, he was not a named executive officer (as defined on page 21), and therefore his compensation information is not included in the Summary Compensation Table on page 30. As Mr. Loeffler was an employee director in 2009, he did not receive any retainer fee as a director and he did not receive any stock options pursuant to the Directors' Stock Option Plan. He also did not receive any stock options as an employee in 2009 pursuant to the 2009 Option Plan. As of December 31, 2009, Mr. Loeffler had an aggregate of 1,560,000 option awards outstanding with exercise prices ranging from $15.075 to $34.55 of which 1,104,000 options were vested and 456,000 options were unvested.

(5)
The Company does not have a non-equity incentive plan compensation program applicable to its non-employee directors. As Executive Chairman, an executive officer position, Mr. Loeffler was eligible to participate in the 2009 Management Incentive Plan described on page 23. No incentive plan payment pursuant to the 2009 Management Incentive Plan was made to Mr. Loeffler or to any other executive officer of the Company. Consistent with the methodology for calculating incentive plan payments described in "Performance Based Incentive Plans" on page 23, as the Company failed to achieve year-over-year growth in EPS, the threshold performance requirement for consideration of any incentive plan payment, no payment was made. Mr. Loeffler is not a participant in the 2010 Management Incentive Plan described on page 23 or any other incentive plan.

(6)
The Company does not have a pension plan program applicable to its non-employee directors. As Executive Chairman, an executive officer position, Mr. Loeffler continued to participate in the pension plan described beginning on page 36. The increase in pension value in 2009 for Mr. Loeffler was $655,900.

(7)
The Company does not have any other compensation programs for its non-employee directors. In 2009, as Executive Chairman, an executive officer position, Mr. Loeffler continued to participate in the same compensation programs he participated in prior to his transition from Chief Executive Officer to Executive Chairman, albeit at reduced levels to reflect the transitioning of certain responsibilities to Mr. Norwitt as the new Chief Executive Officer. Mr. Loeffler's base salary in 2009 was $800,000. As of January 1, 2010, his base salary was decreased by 25% from $800,000 to $600,000. In 2009, Mr. Loeffler was provided with car and driver services. The Company incurred expenses associated with this car and driver were $11,030. The imputed value of compensation for Group Term Life Insurance provided to Mr. Loeffler in 2009 in excess of $50,000, net of employee payments, was $23,622. The Company continues to provide Mr. Loeffler with car and driver services and to contribute to his Group Term Life Insurance in 2010.

        The Board is currently comprised of eight directors. Two are inside directors who are employees and executive officers of the Company, Messrs. Loeffler and Norwitt. Six are non-employee, independent directors, Messrs. Badie, Clark, Jepsen, Lietz, Lord and Secord. Messrs. Loeffler and Norwitt are eligible to participate in the Company's core compensation programs applicable to executive officers and key management employees described in more detail in the "Compensation Discussion and Analysis" on page 21. Mr. Loeffler is not participating in the 2010 Management Incentive Plan or any other incentive plan. Mr. Loeffler's compensation is described in more detail in the table and footnotes above. Mr. Norwitt's compensation is described in more detail in the "Summary Compensation Table" on page 30 and in the section "Compensation of Named Executive Officers" on page 25. The compensation arrangements for the non-employee directors follow.

        Effective with the July 1, 2009 quarterly payment, the retainer fee to non-employee directors was increased to $55,000 per year. Prior thereto, the fee was $45,000 per year. In addition, the Audit Committee Chairman receives an additional $10,000 per year and the chairpersons of the other Committees of the Board receive an additional $6,000 per year.

        In 1997, the Company adopted the Directors' Deferred Compensation Plan. The Directors' Deferred Compensation Plan allows each director to elect to defer payment of their fees to a future date with the ultimate payment in cash or Common Stock subject to the prior election of each director. Messrs. Badie, Clark, Lietz and Secord initially elected deferral of fees and the payment of fees in Common Stock. Commencing with the fourth quarter 2008, Mr. Secord elected to receive his quarterly director's fees in cash as earned in lieu of shares. Commencing with the fourth quarter 2009, Messrs. Badie, Clark and Lietz elected to receive their quarterly director's fees in cash as earned in lieu of shares. As long as this election continues, the cumulative balance in the Directors' Deferred Compensation account for each of Messrs. Badie, Clark, Lietz and Secord will only increase by the number of shares credited for dividends. Mr. Lietz was appointed to the Board on January 24, 2001 and the cumulative balance in his Directors' Deferred Compensation account as of April 1, 2010, including credit for dividends, is 20,073 unit shares. Mr. Secord was appointed to the Board on March 28, 2002 and the cumulative balance in his Directors'

Deferred Compensation account as of April 1, 2010, including credit for dividends, is 14,791 unit shares. Mr. Badie was appointed to the Board on July 21, 2004 and the cumulative balance in his Directors' Deferred Compensation account as of April 1, 2010, including credit for dividends, is 9,356 unit shares. Mr. Clark was appointed to the Board on January 27, 2005 and the cumulative balance in his Directors' Deferred Compensation account as of April 1, 2010, including credit for dividends, is 8,225 unit shares. None of the shares credited to any directors' account are currently issued or outstanding. Mr. Lord was appointed to the Board on March 10, 2004 and since his appointment he has elected to receive director fees in cash, as earned quarterly. He received cash fees of $58,500 for services rendered as a member of the Board and as Chairman of the Compensation Committee during 2009. Mr. Jepsen was appointed to the Board on January 5, 2005 and retired as an employee of the Company on December 31, 2006. Since his appointment he has elected to receive director fees in cash as earned quarterly. He received cash fees $52,500 for services rendered as a member of the Board during 2009.

        During 2004, the Board authorized and the stockholders of the Company approved, the Directors' Stock Option Plan. From May 2004 through May 2006, each non-employee director received an annual award of 8,000 stock options at fair market value on the first business day following the day of each annual meeting of the stockholders of the Company since the Plan was approved. The options vest ratably over three years and there are no additional restrictions on transfer or sale. In May 2007, the stockholders of the Company approved an amendment to the Directors' Stock Option Plan which increased the options awarded to each non-employee director from 8,000 to 10,000 options per year commencing with the May 2007 award. Messrs. Badie, Clark, Jepsen, Lietz, Lord and Secord each received a grant of 10,000 stock options on May 21, 2009 with an exercise price of $32.01.

        The Nominating/Corporate Governance Committee of the Board will continue to monitor and make recommendations to the Company and to the Board regarding the annual retainer fee, committee fees and equity compensation elements of the directors' compensation program to ensure that total director compensation is fair and reasonable and competitive for the purpose of attracting and retaining qualified directors. The Board recognizes that the equity compensation element of the directors compensation program and the ability to defer payment of fees with the ultimate payment in Common Stock serves to align the interests of directors with stockholders.

Communications with the Board of Directors

        Stockholders and other interested parties may communicate directly with the presiding director, the Chairman of the Nominating/Corporate Governance Committee, the non-employee directors or the Audit Committee in writing c/o Secretary, Amphenol Corporation, 358 Hall Avenue, P.O. Box 5030, Wallingford, CT 06492-7530. All communications will be promptly forwarded to the appropriate directors for their review, except that the Board has instructed the Secretary not to forward solicitations, bulk mail or communications that address improper or irrelevant topics or requests for general information.

Board Member Attendance at Annual Meeting of Stockholders

        In each of the last ten years, there have been no controversial matters voted upon, more than 85% of outstanding shares of Common Stock have been voted by Proxy (with a substantial number of those shares voted by Proxy voted in accordance with the recommendations of the Board of Directors) and no more than five non-employee stockholders (representing only a nominal number of shares) have personally attended any of the Company's Annual Meetings of Stockholders. Accordingly, the Company does not require members of the Board to attend the Annual Meeting of Stockholders. The only Board members who attended the 2009 Annual Meeting of Stockholders were Mr. Loeffler, as Chairman of the Board and Executive Chairman, and Mr. Norwitt, as President and Chief Executive Officer.

 EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Name and Age	Principal Occupation and Other Information
Gary A. Anderson Age 59

Senior Vice President and Group General Manager, Aerospace and Industrial Operations division of the Company since 2004. He was general manager of Aerospace Operations of the Company from 1995 through 2004. He does not serve on the board of directors of any public company. Mr. Anderson has been an employee of the Company for approximately 36 years.

Craig A. Lampo Age 40

Vice President and Controller of the Company since 2004. He was treasurer from 2004 through 2006. Mr. Lampo was a senior audit manager with Deloitte & Touche LLP from 2002 through 2004. He was an employee of Arthur Andersen LLP from 1993 through 2002. He does not serve on the board of directors of any public company. Mr. Lampo has been an employee of the Company for approximately six years.

Jerome F. Monteith Age 60

Vice President, Human Resources of the Company since 2004. He was director of human resources of the Company from 1997 through 2003. He does not serve on the board of directors of any public company. Mr. Monteith has been an employee of the Company for approximately 33 years.

Alessandro Perrotta Age 41

Vice President since January 2008 and Group General Manager, Amphenol Mobile Consumer Products division since October 2007. Mr. Perrotta was vice president of marketing/engineering of Amphenol T&M Antennas, Inc. from 2000 to 2002. He was general manager of Shanghai Amphenol Airwave from 2003 through 2007. Mr. Perrotta does not serve on the board of directors of any public company. Mr. Perrotta has been an employee of the Company for approximately 10 years.

Zachary W. Raley Age 41

Vice President and Group General Manager, Worldwide RF and Microwave Products division and Cable Products division of the Company since January 2007 and President of Times Fiber since 2005 and Chief Executive Officer of Times Fiber since August 2007. He was vice president, sales of Times Fiber from 2000 through 2005. He does not serve on the board of directors of any public company. Mr. Raley has been an employee of the Company for approximately 14 years.

Name and Age	Principal Occupation and Other Information
Diana G. Reardon Age 50

Senior Vice President and Chief Financial Officer of the Company since 2004. She was controller of the Company from 1994 through 2004 and treasurer of the company from 1992 through 2004. She does not serve on the board of directors of any public company. Ms. Reardon has been an employee of the Company for approximately 22 years.

Richard E. Schneider Age 52

Vice President and Group General Manager, IT and Communications Products division of the Company since June 2007 and divisional president of Amphenol TCS from 2005 through 2007. Prior thereto, Mr. Schneider was employed by Teradyne, Inc. for approximately 18 years serving as the president of the Connection Systems Division of Teradyne, Inc. from 2001 through 2005 and was general manager from 1998 through 2001. He does not serve on the board of directors of any public company. Mr. Schneider has been an employee of the Company for approximately four years.

Luc Walter Age 51

Senior Vice President and Group General Manager, International Military and Aerospace Operations division of the Company since 2004. He was director European Military & Aerospace Operations from 2000 through 2003 and the Company's director advanced programs from 1996 through 2000. He does not serve on the board of directors of any public company. Mr. Walter has been an employee of the Company for approximately 26 years.

Edward C. Wetmore Age 53

Vice President of the Company since 2004 and Secretary and General Counsel of the Company since 1987. He does not serve on the board of directors of any public company. Mr. Wetmore has been an employee of the Company for approximately 23 years.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee has undertaken a review of its Charter, practices and procedures in order to assure continuing compliance with the provisions of the Sarbanes-Oxley Act of 2002 and related regulatory requirements promulgated by the Securities and Exchange Commission and the NYSE. Following that review, the Audit Committee approved its Charter and its policies and practices with certain limited modifications. The Audit Committee Charter is attached as Annex A to this Proxy Statement and is also available on the Company's website at www.amphenol.com by clicking on "Investors", then "Governance" and then "Audit Committee Charter". In addition, a printed copy of the most current Audit Committee Charter will also be provided to any stockholder of the Company free of charge upon written request to the Secretary of the Company, 358 Hall Avenue, P.O. Box 5030, Wallingford, Connecticut 06492-7530.

        The Audit Committee reports as follows:

  1.
  The Audit Committee has reviewed and discussed the Company's audited financial statements for the year ended December 31, 2009 with Company management, which has primary responsibility for establishing and maintaining adequate internal financial controls, preparing the Company's quarterly and annual financial statements and for the Company's public reporting process, and with Deloitte & Touche LLP, the Company's independent accountants for 2009, which is responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles and its own assessment of the Company's internal controls related to financial reporting.

  2.
  The Audit Committee has discussed with Deloitte & Touche LLP those matters required to be discussed by professional auditing standards including, without limitation, those matters required to be discussed by Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 38D) as adopted by the Public Company Accounting Oversight Board in rule 3200T.

  3.
  The Audit Committee has received the letter and written disclosures from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP that firm's independence. The Audit Committee has also determined that Deloitte & Touche LLP's provision of audit and non-audit services to the Company is compatible with that firm's independence.

  4.
  Based on the Audit Committee's discussions with management and Deloitte & Touche LLP, the Audit Committee's review of the representations of management and the report disclosures, and the Audit Committee's review of the letter from Deloitte & Touche LLP to the Audit Committee, the Audit Committee has recommended to the Board and the Company that the audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2009. The Audit Committee has also approved the retention of Deloitte & Touche LLP as independent accountants of the Company for fiscal year 2010.

Audit Committee Edward G. Jepsen, Chairman Ronald P. Badie Stanley L. Clark Dean H. Secord

 AUDIT AND NON-AUDIT FEES

        Fees billed to the Company by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte"), for services rendered in 2009 and 2008 were as follows:

Type of Fees	2009	2008
	($ in thousands)
Audit Fees	$3,034	$2,834
Audit-Related Fees(1)	93	0
Tax Fees(2)	6	2
All Other Fees(3)	0	0

Total	$3,133	$2,836

(1)
Audit-Related Fees primarily relate to the Company's filings with the SEC on Form S-8 and Form S-3.

(2)
Tax Fees in 2009 primarily relate to certain international tax matters.

(3)
Deloitte did not perform any work or receive any fees for financial information systems design and implementation for the Company in 2009 or in 2008.

PRE-APPROVAL OF AUDITOR SERVICES

        The Audit Committee has adopted and implemented approval policies and procedures related to the provision of permissible audit, tax and other non-audit services by the Company's independent accountants. Under these procedures, the Audit Committee must pre-approve the use of the independent accountants for specific types of services, including merger and acquisition due diligence and audit services, tax services, internal control reviews and reviews of employee benefit plans. Engagement for permitted services where the estimated cost of such services is not expected to exceed $25,000 on a project-by-project basis are reported to the Audit Committee on no less frequently than a quarterly basis. Any permitted services by Deloitte where the estimated cost of such services is expected to exceed $25,000 for any given engagement must be pre-approved by the Audit Committee to ensure compatibility with maintaining the accountants' independence. In 2009, all fees for permitted services, including audit-related fees, were pre-approved in accordance with these policies.

        The Audit Committee has also reviewed and confirmed Company policies and procedures imposing restrictions on the hiring of certain individuals employed by or formerly employed by the Company's independent accountants including any employee or former employee of the Company's independent accountants who currently has or who has previously had any responsibility for the performance of any audit work for the Company or any involvement with the certification of the Company's financial statements.

 PROPOSAL 2. RATIFICATION OF INDEPENDENT ACCOUNTANTS

        The Audit Committee of the Board of Directors has considered the performance and qualifications of Deloitte & Touche LLP and has selected Deloitte & Touche LLP to act as independent accountants to examine the financial statements of the Company for the current fiscal year. Deloitte & Touche LLP has acted as independent accountants for the Company since 1997, and management believes it desirable and in the best interests of the Company to continue the employment of that firm. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. Such representatives are expected to have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

        If the selection of Deloitte & Touche LLP is not ratified by an affirmative vote of a majority of the shares, present in person or represented by proxy at the Annual Meeting, or if Deloitte & Touche LLP shall decline to act or otherwise become incapable of acting, or if its employment is otherwise discontinued by the Audit Committee of the Board of Directors, then in any such case the Audit Committee of Board of Directors will appoint other independent accountants whose employment for any period subsequent to the 2010 Annual Meeting will be subject to ratification by the stockholders at the 2011 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT ACCOUNTANTS

COMPENSATION DISCUSSION & ANALYSIS

        Overview of Compensation.    The Compensation Committee of the Board (referred to in this Compensation Discussion & Analysis as the "Committee") has responsibility for establishing, implementing and continually monitoring adherence with the Company's compensation philosophy and guidelines. A primary goal of the compensation philosophy and these guidelines is to align the interests of management with the stockholders to drive stockholder value. In allocating the Company's resources towards compensation, the Committee strives to ensure that the total compensation paid to executive officers and key management employees is judicious and reasonable, while, at the same time, capable of attracting, retaining and motivating the executive officers and key management employees of the Company and its subsidiaries. The Company's core management compensation programs include base salary, an annual performance based incentive plan payment opportunity, annual stock option awards, insurance benefits and retirement benefits.

        Throughout this 2010 Proxy Statement, the individuals who served as the Company's Chief Executive Officer and as the Company's Chief Financial Officer during the 2009 fiscal year, as well as the three other individuals included in the Summary Compensation Table on page 30 are referred to as the "named executive officers". References to "executive officers and key management employees" in this Proxy Statement relate to the approximately 300 management personnel of the Company and its subsidiaries who currently participate in the Company's core management compensation programs.

        The Compensation Committee.    The Committee is currently composed of three directors, none of whom are officers or employees of the Company or its subsidiaries. The activities and actions of the Committee are subject to the review of the full Board. All actions of the Committee are reported no later than the next subsequent meeting of the full Board following any Committee action.

        The Committee has responsibility, from time to time, but at least annually, to:

  •
  Review and approve the overall compensation philosophy and guidelines for all executive officers and key management employees of the Company and its subsidiaries.

  •
  Review and approve the goals and the performance of the Company's Chief Executive Officer and Executive Chairman and approve, as deemed necessary and appropriate, any changes in the level for each of base salary and performance based incentive plan target. Also approve any performance based incentive plan payments and/or option awards to the Company's Chief Executive Officer and Executive Chairman.

  •
  Review and approve recommendations from the Company's Chief Executive Officer and Executive Chairman related to the performance based incentive plan pool, performance based incentive plan allocations, the stock option pool, stock option awards and other related matters for all other executive officers and key management employees and any prospective senior management employees of the Company and its subsidiaries.

  •
  Approve specific adjustments to individual compensation for all other executive officers and key management employees and any prospective senior management employees of the Company and its subsidiaries whose proposed annual base salary exceeds $200,000 or the U.S. dollar equivalent of such amount.

  •
  Review and recommend changes, as necessary and appropriate, to the Company's incentive plans as described beginning on page 23 and stock option plans as described beginning on page 24.

        Role of Executive Officers in Compensation Decisions.    In establishing, reviewing and assessing the appropriateness of compensation levels and adjustments in compensation levels for the executive officers and key management employees and prospective senior management employees, the Committee considers the recommendations of certain executive officers of the Company. Two executive officers, Mr. Norwitt and Mr. Loeffler, are particularly involved. Mr. Norwitt has been the Company's President and Chief Executive Officer since January 2009 and he was President and Chief Operating Officer prior thereto. Mr. Loeffler was the Company's Chief Executive Officer from 1996 to December 2008 and currently serves as the Company's Executive Chairman. Messrs. Norwitt and Loeffler review the performance and compensation of the executive officers and key management employees at least annually and any prospective senior management employees as necessary. They also review certain other peer company performance and compensation data compiled by the Company's legal, accounting and human resources departments. The conclusions reached and recommendations of certain executive officers, including Messrs. Norwitt and Loeffler, regarding any salary adjustments, annual performance based incentive plan payments and annual option award amounts based on individual and operating unit performance as well as reviews of peer company performance and compensation, are presented to the Committee. The Committee exercises its discretion in approving or modifying any compensation recommendations for any executive officer or key management employee or any prospective senior management employee. Neither Mr. Norwitt nor Mr. Loeffler participate in the final determination of their own or the other's compensation.

        Neither Mr. Norwitt nor Mr. Loeffler vote on any compensation matters considered by the Committee. However, both are available to the Committee as an additional resource to discuss individual, operating unit and peer performance and compensation matters. The Committee also meets and discusses compensation matters without Company personnel present.

        Philosophy and Objectives of Compensation Program.    The Committee continues to strive to develop, refine and implement a complete and straightforward compensation program that will serve to attract, retain and motivate the executive officers and key management employees, and that remains competitive relative to the compensation paid to similarly situated senior management employees of certain peer companies with comparable performance. The program is designed to promote decision making geared to increasing stockholder value by rewarding executive officers and key management employees who contribute to stockholder value. The Committee believes that to further these objectives, executive compensation packages should include both cash and equity-based compensation as well as reasonable benefits.

        Elements of Compensation Program.    The Committee endeavors to provide an appropriate mix of different elements of compensation, including finding a balance among (i) fixed versus at-risk compensation, (ii) current versus long-term compensation, (iii) cash versus equity-based compensation and (iv) basic benefits. Cash payments primarily reward recent performance and equity-based awards encourage key management employees, including the named executive officers, to continue to deliver results over a longer period of time and serve as a retention tool. The Committee generally strives to provide equity-based compensation at a level that will cause focus on long-term performance of the Company. The compensation program for all executive officers and key management employees, including the named executive officers, includes the following elements:

  •
  base salary

  •
  performance based incentive plans

  •
  stock option plans

  •
  insurance benefits

  •
  retirement benefits

        Base Salary.    The Company establishes base salary to provide fixed income near the median level for executives of certain peer companies with similar responsibilities. Several elements are considered in setting base salary, including the size, scope and complexity of the executive officer's or key management employee's responsibilities. Position and economic and market conditions are also considered. Base salary must be reasonable, fair and competitive. The Committee also considers the historical, current and forecasted performance of the Company and individual operating units and groups, and the contributions or expected contributions of each executive officer or key management employee to those results when considering proposed adjustments to base salary. Salary levels for all executive officers and key management employees are reviewed and typically adjusted at least annually. Salary levels are also typically reviewed and adjusted in connection with a change in job responsibilities with the support of senior management of the Company. In December 2008, salary levels for all executive officers and key management employees were reviewed in connection with the annual review process, and preliminary adjustments to base salary were proposed and discussed. At that time the Committee decided, with the support of senior management of the Company, that in view of the worldwide financial crisis it would be appropriate, with certain limited exceptions, to defer to a later date the proposed increases in the annual base salaries of all employees of the Company, including executive officers and key management employees. Accordingly, proposed increases in base salary for all named executive officers were deferred. As the Company experienced a recovery in its business during the second quarter of 2009, the Committee reassessed the deferral of increases in the third quarter of 2009. The Committee confirmed the previously deferred increases in salary which were implemented effective August 2009 with certain exceptions. As part of the annual review process, limited increases in salary levels were also approved and implemented effective January 2010.

        Performance Based Incentive Plans.    Executive officers and key management employees, including the named executive officers (with the exception of key sales and marketing employees who typically have their own sales incentive or commission plans and from time-to-time certain key employees of newly acquired companies who had or have their own incentive plans), were eligible to receive payments pursuant to The 2009 Management Incentive Plan (the "2009 Management Incentive Plan"). The 2009 Management Incentive Plan is an executive bonus plan that falls within the parameters of The 2009 Amphenol Executive Incentive Plan (the "2009 Executive Incentive Plan") approved by the stockholders at the 2009 Annual Meeting of Stockholders. The Committee has reviewed and approved the 2010 Management Incentive Plan (the "2010 Management Incentive Plan") with terms that are substantially the same as the 2009 Management Incentive Plan. The 2010 Management Incentive Plan is an executive bonus plan that falls within the parameters of the 2009 Executive Incentive Plan. The 2010 Management Incentive Plan, the 2009 Management Incentive Plan, and the 2009 Executive Incentive Plan, are collectively hereinafter referred to as the "incentive plan". Target payments under the incentive plan when added to fixed base salary are intended to generate total annual cash compensation for participating Company employees that is reasonable, fair and competitive with annual cash compensation paid to similarly situated employees in comparable positions with comparable performance.

        The incentive plan provides participants with a cash bonus opportunity if certain individual, operating unit and/or Company goals are achieved. An "operating unit" in the discussion below refers to the group or business unit to which the employee has management responsibility or is assigned. The incentive plan is intended to reward participants upon the achievement of those goals for their operating unit, with discretion for qualitative individual, operating unit and Company performance factors. No annual incentive payments will be made if threshold performance levels are not achieved, absent the occurrence of extenuating circumstances that, in the discretion of the Committee, merit an exception to the threshold performance requirement. As a general rule, the threshold performance requirement for consideration of any incentive plan payment for employees with Company-wide responsibilities is year-over-year growth in Company EPS and for other employees is year-over-year growth in operating unit operating income.

        No payments were made to any of the named executive officers pursuant to the 2009 Management Incentive Plan because in 2009 the Company did not experience year-over-year growth in EPS and none of the operating units as a group for which any of the named executive officers have responsibility experienced year-over-year growth in operating income.

        Payments under the incentive plan, if any, are intended to constitute "performance based compensation" within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code and the regulations promulgated thereunder. The Compensation Committee has the authority to change performance targets each year and to select among different performance criteria.

        Incentive plan payments, when made, have historically totaled less than 2% of the annual consolidated operating income for the Company. There were approximately 225 participants in the 2008 Management

Incentive Plan who were paid approximately $6.6 million (using January 2009 exchange rates) representing approximately 1.1% of the Company's consolidated operating income for 2008. There were approximately 270 participants in the 2009 Management Incentive Plan, of which 64 were paid a total of approximately $1.3 million (using January 2010 exchange rates) representing approximately 0.25% of the Company's consolidated operating income for 2009. There are currently approximately 300 participants in the 2010 Management Incentive Plan who, at achievement of 100% of 2010 performance targets and goals, would be paid an aggregate of approximately $9.4 million (using 2010 budgeted exchange rates).

        Incentive plan payment amounts are calculated by multiplying three factors together: (i) a participant's annual base salary, (ii) a participant's incentive plan target percentage and (iii) a participant's incentive plan multiplier.

        Incentive plan target percentages for each participant are established at the beginning of each year, occasionally subject to adjustment mid-year with the approval of the Compensation Committee if there is a significant change in job responsibilities. Incentive plan target percentages for all participants in the 2009 Incentive Plan ranged from 5% to 75% of annual base salary. The incentive plan target percentages for the named executive officers for 2009 ranged from 55% to 75% of annual base salary and at the beginning of 2010 were set at a range from 55% to 90% of annual base salary.

        The incentive plan multiplier is determined for each participant at the end of each year by analyzing a number of quantitative factors, subject to qualitative adjustment, as discussed in more detail below. The maximum incentive plan multiplier any recipient may be awarded is 200%, The incentive plan does not guarantee any minimum incentive plan multiplier to any participant. For 2009, participants received incentive plan multipliers ranging from 0% to 200%.

        A participant's incentive plan multiplier is based primarily on Company or operating unit performance against quantitative measures established at the beginning of each year. In addition, consideration is given, when appropriate, to certain qualitative factors as further discussed below. In 2009, the aggregated qualitative adjustment with respect to all participants in the incentive plan was an increase of approximately 1.5% of the total amount calculated pursuant to the quantitative measures. The quantitative portion of the incentive plan multiplier is contingent upon the Company's achievement and/or each operating unit's achievement of performance targets and/or goals. These targets and/or goals may vary from year to year and include revenue growth, operating income growth, operating cash flow, return on investment, return on sales, organic growth and/or contribution to EPS growth. Actual performance against these criteria is measured against both year-over-year growth and/or the current year target.

        The Company did not have EPS growth in 2009 and, therefore, the Committee determined that the threshold performance requirement was not met for an annual incentive payment to be made to Mr. Norwitt or Ms. Reardon. Likewise, none of the operating units as a group for which the named executive officers have responsibility experienced year-over-year growth in operating income and, therefore, the Committee determined that the threshold performance requirement was not met for an annual incentive payment to be made to Messrs. Anderson, Walter or Schneider. In 2010 the quantitative performance criteria for (i) employees with Company-wide responsibilities will be primarily based on Company revenue and EPS growth in 2010 over 2009 and actual EPS growth in 2010 as compared to 2010 budget and (ii) other employees will be primarily based on operating unit revenue and income growth in 2010 over 2009 and actual performance in 2010 as compared to 2010 budget.

        Stock Option Plans.    The Committee believes that granting stock options helps create competitive levels of compensation and provides an opportunity for increased equity ownership by executive officers and key management employees (including the named executive officers). Granting stock options also serves to maintain the alignment of the interests of the Company's executive officers and key management employees with its stockholders and allows executive officers and key management employees to participate in the long-term growth and profitability of the Company. All currently outstanding employee stock options have a five-year vesting period, with 20% vesting each year. Vesting is automatically accelerated upon death or under certain circumstances disability. Vesting is also automatically accelerated for option awards made prior to 2007 upon retirement at age 65. The Committee has the discretion to allow continued vesting of other unvested options following termination of employment due to retirement at age 65 or older or following termination of employment due to retirement at age 55 or older with at least ten (10) years of employment with the Company. Vesting stops under most other termination situations. The Committee believes this vesting schedule helps retain executive officers and key management employees and encourages them to make decisions geared towards long-term growth. The total annual expense for options granted is typically in the range of 3% to 5% of the Company's annual budgeted consolidated operating income for the year.

        The Committee has authorized the Company to issue stock options to executive officers, key management employees and other key employees pursuant to The 2009 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries and its amendments (the "2009 Stock Option Plan"). In determining the number of options to be granted to an individual employee, a value is imputed for each option, with reference to the Company's then current stock price, the estimated Black-Scholes valuation for option grants and the Company's growth assessment for its Common Stock. The Committee also considers information regarding the total amount of options available, an individual's base salary, the amount of stock options, if any, previously awarded to an individual, an individual's past and expected future contributions to the Company's financial performance and an individual's responsibilities for assisting the Company in achieving its long-term strategic goals.

        Employee stock options are granted at fair market value at the time of the award, i.e., the closing price of the Company's Common Stock on the New York Stock Exchange on the date of the grant. The Committee has historically made annual awards of stock options in the second quarter of each year. Newly hired or promoted executives have on occasion received an award of stock options at the date of appointment. The Committee has never approved the grant of any stock options with an exercise price that is less than the closing price of the Company's Common Stock on the grant date.

        All stock option recipients must enter into a Stock Option Agreement and Management Stockholder's Agreement with the Company which set forth the terms and conditions and limitations applicable to any shares purchased pursuant to options granted.

        Insurance Benefits.    Each executive officer and key management employee (including the named executive officers) receives health and life insurance identical to the benefits of other employees working at the same location. The Company also makes a contribution to life insurance on behalf of almost all U.S.-based salaried employees pursuant to a formula that treats similarly situated employees equally.

        Retirement Benefits.    U.S.-based senior executives and key management employees (including the named executive officers) participate in the Company's Pension Plan and Supplemental Employee Retirement Plan (the "SERP") and the Company's 401(k) programs on the same terms and conditions as similarly situated U.S.-based salaried employees. For more information on the Pension Plan, the SERP and 401(k) programs, see "Pensions and Deferred Compensation" beginning on page 36. Key management employees outside of the U.S. participate in the same retirement programs on the same terms and conditions as similarly situated salaried employees.

  Perquisites

        Mr. Norwitt was provided with car services in 2009. These services allow him to work more efficiently and facilitate his ability to communicate with the Company's global organization. The Company also makes contributions to Group Term Life Insurance for which the Company is required to impute compensation for amounts in excess of $50,000 net of employee payments, see table of "All Other Compensation" under footnote (5) on page 31.

  Compensation of Named Executive Officers

        Company Performance—2009 was a difficult year, but one in which the Company performed well relative to its competitors and the industry in general. In 2009, the Company was able to maintain operating margins of 17.3% as compared to operating margins of 19.5% in 2008. In 2009, free cash flow increased by 39% to $519.2 million. However, in 2009 Company revenue and operating income declined by 13% and 23%, respectively. A detailed analysis of the Company's financial and operational performance is provided in the Company's Annual Report on Form 10-K for the year ended December 31, 2009 that has been filed with the SEC.

        CEO Compensation—Mr. Norwitt became the Company's principal executive officer when he was appointed Chief Executive Officer in January 2009. Notwithstanding his promotion to Chief Executive Officer and corresponding increase in responsibilities, consistent with the treatment of almost all other employees, Mr. Norwitt's proposed increase in salary was deferred from January until August. At that time, his base salary was increased by 33% from $600,000 to $800,000. Mr. Norwitt's annual base salary at the beginning of 2010 was increased by 10% from $800,000 to $880,000, in conjunction with the decrease in Mr. Loeffler's salary from $800,000 to $600,000 as he relinquishes certain additional responsibilities to Mr. Norwitt as part of the transition from his former role as Chief Executive Officer to Executive Chairman of the Company. In establishing Mr. Norwitt's annual base salary as the newly appointed Chief Executive Officer, the Compensation Committee considered the Company's revenue, operating income, headcount and number of facilities and the changes in those numbers during Mr. Norwitt's tenure as President and more recent tenure as Chief Executive Officer of the Company. In the three year period commencing in January 2007 when Mr. Norwitt was appointed President of the Company, the Company's annual revenues increased by 14%, annual operating income increased by 15%, total employees increased by 26% and the number of operating locations increased by 18%. The Compensation Committee also considered the annual base salary that had been paid to Mr. Loeffler as Chief Executive Officer and President of the Company as well as the base salary paid to chief executive officer's of similarly sized companies in the electronics manufacturing industry.

        No incentive plan payment pursuant to the 2009 Management Incentive Plan was made to Mr. Norwitt in 2009. Consistent with the methodology for calculating incentive plan payments described in "Performance Based Incentive Plans" above, as the Company failed to achieve year-over-year growth in EPS, the threshold performance requirement for consideration of any incentive plan payment, no payment was made.

        Mr. Norwitt's incentive plan target percentage pursuant to the 2010 Management Incentive Plan was increased from 75% to 90% to reflect his expanded responsibilities associated with his appointment as Chief Executive Officer. When considered with a potential incentive plan multiplier to be determined based on fiscal year 2009 results with a range from 0% to 200% means his actual potential 2010 Management Incentive Plan payment could range from 0% to 180% of his base salary in 2010.

        Mr. Norwitt was awarded 480,000 options pursuant to the 2009 Option Plan with an exercise price of $32.01. The option award reflects the expanded responsibilities associated with his appointment as Chief Executive Officer.

        In 2009, Mr. Norwitt was provided with car and driver services. The Company incurred expenses associated with this car and driver were $25,524. The imputed value of compensation for Group Term Life Insurance provided to Mr. Norwitt in 2009 in excess of $50,000, net of employee payments, was $1,580. The Company continues to provide Mr. Norwitt with car and driver services and to contribute to his Group Term Life Insurance in 2010.

        Mr. Norwitt continues to participate in the pension plan, but his benefits under such Plan have been frozen as described in the Pension Plan Background commencing on page 36. In 2009, Mr. Norwitt received a 401(k) match of $12,250 and the Company made contributions to a non-qualified supplemental defined contribution plan (the "DC SERP") on behalf of Mr. Norwitt in 2009 of $38,792. Mr. Norwitt continues to participate in the 401(k) Plan and the DC SERP in 2010.

        Other Named Executive Officer's Compensation.    For each of the other named executive officers, in determining incentive plan payments and stock option awards for 2009, and base salary adjustments for 2009 and 2010, the Committee considered each executive's performance against individual goals and objectives and, in the case of Ms. Reardon, the Committee evaluated the overall performance of the Company and her respective contributions to that performance and, in the case of Messrs. Anderson, Schneider and Walter, their contributions to the performance and results of the operating units they lead. No incentive plan payments pursuant to the 2009 Management Incentive Plan were made to Ms. Reardon or Messrs. Anderson, Walter or Schneider.

        Ms. Reardon.    As Chief Financial Officer, Ms. Reardon is the Company's principal financial officer. Consistent with the treatment of almost all other employees, Ms. Reardon's proposed 2009 increase in salary was deferred from January until August. At that time, her base salary was increased by approximately 3% from $548,000 to $565,000. In January 2010 Ms. Reardon's annual base salary was increased by approximately 1.5% from $565,000 to $574,500.

        No incentive plan payment pursuant to the 2009 Management Incentive Plan was made to Ms. Reardon in 2009. Consistent with the methodology for calculating incentive plan payments described in "Performance Based Incentive Plans" above, as the Company failed to achieve year-over-year growth in EPS, the threshold performance requirement for consideration of any incentive plan payment, no payment was made.

        Ms. Reardon's incentive plan target percentage pursuant to the 2010 Management Incentive Plan continues at 55% of her base annual salary in 2010 which, considered with a potential incentive plan multiplier to be determined based on fiscal year 2010 results with a range from 0% to 200%, means her actual potential 2010 Management Incentive Plan payment could range from 0% to 110% of her base annual salary in 2010.

        In May 2009, Ms. Reardon was awarded 200,000 options pursuant to the 2009 Option Plan with an exercise price of $32.01.

        The imputed value of compensation for Group Term Life Insurance provided to Ms. Reardon in 2009 in excess of $50,000, net of employee payments was $2,926. Ms. Reardon continues to participate in the pension plan, but her benefits under such pension plan have been frozen as described in the Pension Plan Background commencing on page 36. In 2009, Ms. Reardon received a 401(k) match of $12,250 and the Company made contributions to the DC SERP on behalf of Ms. Reardon in 2009 of $30,574. In 2010, the Company continues to contribute to Ms. Reardon's Group Term Life Insurance. She also continues to participate in the 401(k) plan and the DC SERP in 2010.

        Mr. Anderson.    Consistent with the treatment of almost all other employees, Mr. Anderson's proposed 2009 increase in salary was deferred from January until August. At that time, his base salary was increased by 3% from $424,000 to $437,000. In January 2010, Mr. Anderson's annual base salary was increased by approximately 1.5% from $437,000 to $444,000.

        No incentive plan payment pursuant to the 2009 Management Incentive Plan was made to Mr. Anderson in 2009. Consistent with the methodology for calculating incentive plan payments described in "Performance Based Incentive Plans" above, as his operating unit failed to achieve year-over-year growth in operating income, the threshold performance requirement for consideration of any incentive plan payment, no payment was made.

        Mr. Anderson's incentive plan target percentage pursuant to the 2010 Management Incentive Plan continues at 55% of his base annual salary in 2010 which, considered with a potential incentive plan multiplier to be determined based on fiscal year 2010 results with a range from 0% to 200%, means his actual potential 2010 Management Incentive Plan payment could range from 0% to 110% of his base annual salary in 2010.

        In May 2009, Mr. Anderson was awarded 110,000 options pursuant to the 2009 Option Plan with an exercise price of $32.01.

        The imputed value of compensation for Group Term Life Insurance provided to Mr. Anderson in 2009 in excess of $50,000, net of employee payments was $4,174. Mr. Anderson continues to participate in the pension plan described in the Pension Plan Background commencing on page 36. The increase in pension value in 2009 for Mr. Anderson was $430,600. The Company continues to contribute to Mr. Anderson's Group Term Life Insurance in 2010.

        Mr. Walter.    Consistent with the treatment of almost all other employees, Mr. Walter's proposed 2009 increase in salary was deferred from January until August. At that time his base salary, subject to certain foreign exchange currency adjustments, was increased by approximately 6% from $434,180 to $460,456. In January 2010, Mr. Walter's annual base salary was increased by approximately 1.5% from $465,988 to $472,576, subject to certain foreign exchange currency adjustments.

        No incentive plan payment pursuant to the 2009 Management Incentive Plan was made to Mr. Walter in 2009. Consistent with the methodology for calculating incentive plan payments described in "Performance Based Incentive Plans" above, as his operating unit failed to achieve year-over-year growth in operating income, the threshold performance requirement for consideration of any incentive plan payment, no payment was made.

        Mr. Walter's incentive plan target percentage pursuant to the 2010 Management Incentive Plan continues at 55% of his base salary in 2010 which, considered with a potential incentive plan multiplier to be determined based on fiscal year 2010 results with a range from 0% to 200%, means his actual potential 2010 Management Incentive Plan payment could range from 0% to 110% of his base salary in 2010.

        In May 2009, Mr. Walter was awarded 110,000 options pursuant to the 2009 Option Plan with an exercise price of $32.01.

        The imputed value of compensation for Group Term Life Insurance provided to Mr. Walter in 2009 in excess of $50,000, net of employee payments was $1,913. Mr. Walter continues to participate in the pension plan, but his benefits under such plan have been frozen as described in the Pension Plan Background commencing on page 36. In 2009, Mr. Walter received a Company contribution to his 401(k) of $12,250 and the Company also made contributions to the DC SERP of $17,280. In 2010, the Company continues to contribute to Mr. Walter's Group Term Life Insurance. He also continues to participate in the 401(k) plan and the DC SERP in 2010.

        Mr. Schneider.    Consistent with the treatment of almost all other employees, Mr. Schneider's proposed 2009 increase in salary was deferred from January until August. At that time, his base salary was increased by approximately 3% from $390,000 to $402,000. Mr. Schneider's annual base salary at the beginning of 2010 was increased by approximately 1.5% from $402,000 to $408,000.

        No incentive plan payment pursuant to the 2009 Management Incentive Plan was made to Mr. Schneider in 2009. Consistent with the methodology for calculating incentive plan payments described in "Performance Based Incentive Plans" above, as his operating unit failed to achieve year-over-year growth in operating income, the threshold performance requirement for consideration of any incentive plan payment, no payment was made.

        Mr. Schneider's incentive plan target percentage pursuant to the 2010 Management Incentive Plan continues at 55% of his base annual salary in 2010 which, considered with a potential incentive plan multiplier to be determined based on fiscal year 2010 results with a range from 0% to 200%, means his actual potential 2010 Management Incentive Plan payment could range from 0% to 110% of his base annual salary in 2010.

        In May 2009, Mr. Schneider was awarded 110,000 options pursuant to the 2009 Option Plan with an exercise price of $32.01.

        The imputed value of compensation for Group Term Life Insurance provided to Mr. Schneider in 2009 in excess of $50,000, net of employee benefits was $1,497. In 2009, Mr. Schneider received a 401(k) match of $12,250. In 2010, the Company continues to contribute to Mr. Schneider's Group Term Life Insurance. Mr. Schneider continues to participate in the 401(k) plan in 2010.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee consists of three directors who are independent directors as defined under the NYSE Listing Standards. The Compensation Committee has undertaken a review of its Charter, practices and procedures. A copy of the current Compensation Committee Charter is available on the Company's website at www.amphenol.com by clicking on "Investors", then "Governance" and then "Compensation Committee Charter".

        The Compensation Committee reports that it has reviewed and discussed the Compensation Discussion & Analysis with management. Based on this review and discussion, the Compensation Committee has recommended to the Company's Board of Directors that the Compensation Discussion & Analysis be included in this 2010 Proxy Statement.

Compensation Committee John R. Lord, Chairman Edward G. Jepsen Andrew E. Lietz

Compensation Committee Interlocks and Insider Participation

        During 2009, Messrs. Lietz, Lord and Secord served on the Compensation Committee, none of whom is or formerly was an employee or officer of the Company. Effective January 1, 2010 Mr. Secord resigned from the Compensation Committee and Mr. Jepsen was appointed to the Compensation Committee. Mr. Jepsen was a non-executive employee from January 2005 through his retirement in December 2006. Prior thereto, Mr. Jepsen served as an executive officer of the Company from May 1989 through October 2004 and as a director from 1989 through 1997. Mr. Loeffler and Mr. Norwitt are the only officers or employees of the Company who served on the Board during 2009. Mr. Loeffler and Mr. Norwitt do not serve on the board of directors of any other company.

SUMMARY COMPENSATION TABLE

        The following table summarizes the total compensation provided by the Company to the named executive officers during 2007, 2008 and 2009. When setting total compensation for each of the named executive officers, the Compensation Committee reviews tally sheet information including the total current compensation, including equity and non-equity based compensation, for each executive officer of the Company, including the named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non- Equity Incentive Plan Compen- sation ($)(3)	Change in Pension Value and Nonquali- fied Deferred Compensa- tion Earnings ($)(4)	All Other Compen- sation ($)(5)	Total ($)

R.A. Norwitt(2)	2009	683,333	0	n/a	5,332,800	0	7,000	78,146	6,101,279
President & CEO	2008	562,500	0	n/a	2,956,000	337,500	1,400	63,492	3,920,892
	2007	415,000	0	n/a	1,324,800	269,750	0	37,672	2,047,222

D.G. Reardon	2009	555,083	0	n/a	2,222,000	0	98,900	45,750	2,921,733
Senior Vice	2008	548,000	0	n/a	1,773,600	301,400	23,300	44,296	2,690,596
President & CFO	2007	530,000	0	n/a	1,214,400	304,750	0	41,393	2,090,543

G.A. Anderson	2009	429,417	0	n/a	1,222,100	0	430,600	4,174	2,086,291
Senior Vice President	2008	424,000	0	n/a	1,034,600	186,564	271,600	4,118	1,920,882
	2007	405,000	0	n/a	794,880	202,500	280,500	3,904	1,686,784

L. Walter	2009	441,071	0	n/a	1,222,100	0	48,600	31,443	1,743,214
Senior Vice President	2008	445,471	0	n/a	975,480	269,510	11,900	30,098	1,732,459
	2007	407,320	0	n/a	706,560	254,988	0	25,160	1,394,028

R. Schneider(6)	2009	395,000	0	n/a	1,222,100	0	0	13,747	1,630,847
Vice President

(1)
The amounts in this column reflect the aggregate grant date fair value computed in accordance with ASC Topic 718 for awards granted in the fiscal years ended December 31, 2007, 2008 and 2009. Assumptions used in the calculation of these amounts are included in Note 6—Shareholders' Equity; Stock Options to the Company's consolidated financial statements for the fiscal year ended December 31, 2009 except that rules of the SEC require that the amounts shown in this table and its footnotes exclude the impact of assumed forfeitures, if any, related to service based vesting conditions. The amounts in this column do not correspond to the actual value that may be recognized by the named executive officers when any such option awards are actually exercised.

(2)
Effective January 2009, Mr. Norwitt became the principal executive officer when he succeeded Mr. Loeffler as Chief Executive Officer. Mr. Norwitt also continues to serve as President of the Company.

(3)
None of the named executive officers was paid non-equity incentive compensation for 2009. The Non-Equity Incentive Plan Compensation for 2008 and 2007, respectively, for all plan participants including the named executive officers was paid in January 2009 and 2008, respectively. See "Performance Based Incentive Plans" on page 23.

(4)
In 2006, the Company amended its Pension Plan for Employees of Amphenol Corporation (the "Pension Plan") by freezing accruals effective December 31, 2006 for certain personnel below the age of 50 and/or with certain years of service with the Company. Simultaneously, the Company implemented employer contributions to the Amphenol 401(k) Plan and to a related non-qualified supplemental defined contribution plan (the "DC SERP") for those same individuals. Beginning in 2007, Ms. Reardon and Messrs. Norwitt and Walter are no longer accruing any additional benefits under the Pension Plan. Notwithstanding that their pension benefits were frozen effective December 31, 2006, there was a change in pension values for Ms. Reardon and Messrs. Norwitt and Walter of $98,900, $7,000 and $48,600, respectively, because of changes in actuarial assumptions in 2009 as compared to 2008. The increase in pension value for each of Ms. Reardon and Messrs. Norwitt, and Walter represents the increase in the actuarial present value of their respective benefits under the Pension Plan using the interest rate and mortality assumptions consistent with those used in the Note 8—Benefit Plans and Other Postretirement Benefits to the financial statements included in the Company's 2009 Annual Report on Form 10-K. Mr. Anderson continues to accrue additional benefits under the Pension Plan but does not receive an employer contribution under the Amphenol 401(k) Plan nor does he participate in the DC SERP. Mr. Schneider does not participate in the Pension Plan or the DC SERP, but does receive an employer contribution under the Amphenol 401(k) Plan.

(5)
"All Other Compensation" consists of the following:

Name	Year	Imputed Compensation for Group Life Insurance in excess of $50,000 Net of Employee Payments ($)	Car & Driver ($)	401(k) Company Contribution ($)	DC SERP Company Contribution ($)	Total ($)

R.A. Norwitt	2009	1,580	25,524	12,250	38,792	78,146
	2008	1,161	23,031	11,500	27,800	63,492
	2007	842	13,826	11,250	11,754	37,672

D.G. Reardon	2009	2,926	0	12,250	30,574	45,750
	2008	1,883	0	11,500	30,913	44,296
	2007	1,818	0	11,250	28,325	41,393

G.A Anderson	2009	4,174	0	0	0	4,174
	2008	4,118	0	0	0	4,118
	2007	3,904	0	0	0	3,904

L. Walter	2009	1,913	0	12,250	17,280	31,443
	2008	1,860	0	11,500	16,738	30,098
	2007	1,152	0	11,250	12,758	25,160

R. Schneider(6)	2009	1,497	0	12,250	0	13,747

(6)
Prior to 2009, Mr. Schneider had not been a named executive officer and, therefore, only compensation information for 2009 appears in this table.

Section 162(m) of the Internal Revenue Code

        Section 162(m) of the Internal Revenue Code provides that public companies cannot deduct certain compensation paid to the principal executive officer and certain other executive officers in excess of $1 million per year. However, certain performance-based compensation is not subject to such limitation. The Company's 2009 Executive Incentive Plan compensation is performance-based and is designed and is intended to qualify for such performance-based deductibility exception.

Employment Agreements

        Each of the named executive officers is a party to management stockholder's agreements with the Company which contemplate, among other things, that a terminated employee will be paid, at the Company's discretion, an additional fifty percent of base salary in the form of salary continuation following his/her termination for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company.

        Pursuant to an employment letter agreement with the Company dated March 22, 1999, the Company has agreed that if Mr. Walter is terminated, the Company is obligated to pay him lump sum severance equal to 100% of the base compensation he received in the twelve-month period preceding his termination, provided that no severance payment will be made to Mr. Walter if he voluntarily terminates his employment or if he is terminated for cause.

        Ms. Reardon and Messrs. Norwitt, Anderson and Schneider are not parties to any employment letter agreements or employment contracts with the Company.

Stock Option Plans

        The 1997 Option Plan for Key Employees of Amphenol and Subsidiaries.    The 1997 Stock Option Plan for Key Employees of Amphenol and Subsidiaries has expired and all outstanding options under the 1997 Stock Option Plan were exercised prior to April 27, 2009.

        The 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries.    In June 2000, the Board authorized the 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (the "2000 Option Plan"). The terms of the 2000 Option Plan are similar to the terms of the 1997 Option Plan with option awards vesting in equal annual installments over a five year period. Only non-qualified options as defined in Section 422 of the Internal Revenue Code have been granted under the 2000 Option Plan and its amendments.

        In January 2003, the Board authorized and approved the Amended 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (the "First Amended 2000 Option Plan") which increased the number of shares of Common Stock to be reserved for issuance under the 2000 Option Plan from 7,200,000 to 16,000,000 shares. The First Amended 2000 Option Plan also increased the number of options that may be granted to any one participant in the First Amended 2000 Option Plan from not more than 2,000,000 to not more than 4,000,000 options. The First Amended 2000 Option Plan was approved by stockholders at the 2003 Annual Meeting.

        In April 2004, the Board authorized and approved the Second Amended 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (the "Second Amended 2000 Option Plan") which amended the 2000 Option Plan to provide that no options could be granted under the 2000 Option Plan at less than the fair market value of the Company's Common Stock on the date of such grant, to eliminate the ability to grant any restricted stock awards, stock appreciation rights ("SARs"), dividend equivalent rights, performance units, performance shares or any other stock-based grants, other than non-qualified options under the 2000 Option Plan and to require stockholder approval of any further material amendments to the 2000 Option Plan. The Second Amended 2000 Option Plan did not require stockholder approval.

        In January 2006, the Board authorized and approved the Third Amended 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries which increased the number of shares of Common Stock to be reserved for issuance under the Amended 2000 Option Plan from 16,000,000 to 24,000,000 shares (the "Third Amended 2000 Option Plan"). The Third Amended 2000 Option Plan also increased the number of options that may be granted to any one participant in the Third Amended 2000 Option Plan from not more than 4,000,000 to not more than 6,000,000 options. All other terms of the Third Amended 2000 Option Plan are the same as the Second Amended 2000 Option Plan. The Third Amended 2000 Option Plan was approved by stockholders at the 2006 Annual Meeting.

        In April 2007, the Board authorized and approved the Fourth Amended 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (the "Fourth Amended 2000 Option Plan") which eliminated automatic accelerated vesting of unvested options upon normal retirement at age 65. Vesting for all option grants made prior to 2007 would be accelerated automatically upon retirement at age 65. The Fourth Amended 2000 Option Plan did not require stockholder approval.

        The Fourth Amended 2000 Option Plan is administered by the Compensation Committee of the Board. The Compensation Committee will consider recommendations of the Chief Executive Officer and other senior management employees of the Company and determine those employees of Amphenol and its subsidiaries who will be eligible to receive additional options, the number and the terms and conditions of each option grant, the form of the option agreement and any conditions on the exercise of an option award. No options were granted in 2009 under the Fourth Amended 2000 Option Plan. No further options will be granted under the 2000 Option Plan.

        On April 1, 2010 the market value per share of Common Stock was $42.39 (determined by reference to the closing price listed on the New York Stock Exchange, Inc. Composite Tape). The exercise prices of the 8,616,635 options outstanding as of April 1, 2010 under the 2000 Option Plan and its amendments range from $10.05 to $49.56.

        The 2009 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries.    In January 2009, the Board authorized The 2009 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (the "2009 Option Plan"). The terms of the 2009 Option Plan are substantially identical to the terms of the 2000 Option Plan. The 2009 Option Plan was approved by stockholders at the 2009 Annual Meeting. Only non-qualified options as defined in Section 422 of the Internal Revenue Code and Purchase stock as defined in the 2009 Option Plan may be granted under the 2009 Option Plan and its amendments.

        A total of 3,676,500 options were granted under the 2009 Option Plan in May 2009 at an exercise price of $32.01 to 330 employees of the Company including the named executive officers.

        Of the 16,000,000 shares of Common Stock reserved for issuance pursuant to the 2009 Option Plan, 12,431,500 shares are available for future option grants as of April 1, 2010. On April 1, 2010 the market value per share of Common Stock was $42.39 (determined by reference to the closing price listed on the New York Stock Exchange, Inc. Composite Tape.) The exercise price of the 3,568,500 options outstanding as of April 1, 2010 under the 2009 Option Plan is $32.01.

Repricing of Options/Granting of SARs

        During the last fiscal year, the Company did not reprice any options nor did it grant any SARs. The Company's 2000 Option Plan and 2009 Option Plan do not provide for the granting of SARs or any other stock based grants.

GRANTS OF PLAN BASED AWARDS IN FISCAL YEAR 2009

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Full Grant Date Fair Value ($)(2)
Name
		Threshold ($)	Target ($)	Maximum ($)	Threshold #	Target #	Maximum #

R.A. Norwitt	1/22/09	0	512,500	1,025,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	5/21/09	n/a	n/a	n/a	n/a	n/a	n/a	n/a	480,000	32.01	5,332,000

D.G. Reardon	1/22/09	0	305,296	610,591	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	5/21/09	n/a	n/a	n/a	n/a	n/a	n/a	n/a	200,000	32.01	2,222,000

G.A. Anderson	1/22/09	0	236,179	472,359	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	5/21/09	n/a	n/a	n/a	n/a	n/a	n/a	n/a	110,000	32.01	1,222,100

L. Walter	1/22/09	0	242,589	485,178	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	5/21/09	n/a	n/a	n/a	n/a	n/a	n/a	n/a	110,000	32.01	1,222,100

R. Schneider	1/22/09	0	217,250	434,500	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	5/21/09	n/a	n/a	n/a	n/a	n/a	n/a	n/a	110,000	32.01	1,222,100

(1)
There were no payouts to the named executive officers under the Company's 2009 Management Incentive Plan. The 2009 Management Incentive Plan is a single-year, single-year performance measure plan that became final and effective when approved by the Company's Board of Directors in January of 2009 and terminated December 31, 2009.

(2)
The amounts in the column titled Full Grant Date Fair Value reflect the full grant date fair value of the option awards granted on May 21, 2009 calculated in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 6—Shareholders' Equity; Stock Options to the Company's consolidated financial statements for the fiscal year ended December 31, 2009 included in the Company's Annual Report on Form 10-K, except that rules of the SEC require that the amounts shown in this table and its footnotes exclude the impact of assumed forfeitures, if any, related to service based vesting conditions. The amounts reflected in this column for the 2009 option grants do not correspond to the actual value that may be recognized by the named executive officers when these options are exercised.

 OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR END

Name	Option Awards(1)					Stock Awards(2)

	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)

A. Norwitt	4,800	0	n/a	10.3075	April 25, 2011	n/a	n/a	n/a	n/a
	14,400	0	n/a	10.9525	May 2, 2012	n/a	n/a	n/a	n/a
	24,000	0	n/a	10.0450	April 15, 2013	n/a	n/a	n/a	n/a
	48,000	0	n/a	15.0925	Nov. 17, 2013	n/a	n/a	n/a	n/a
	41,600	10,400	n/a	18.3950	April 12, 2015	n/a	n/a	n/a	n/a
	40,800	27,200	n/a	26.8050	May 24, 2016	n/a	n/a	n/a	n/a
	48,000	72,000	n/a	34.5500	May 24, 2017	n/a	n/a	n/a	n/a
	40,000	160,000	n/a	45.9500	May 22, 2018	n/a	n/a	n/a	n/a
	0	480,000	n/a	32.0100	May 21, 2019	n/a	n/a	n/a	n/a

D.G. Reardon	60,000	0	n/a	15.0750	April 16, 2014	n/a	n/a	n/a	n/a
	40,000	0	n/a	16.7750	Oct. 19, 2014	n/a	n/a	n/a	n/a
	80,000	20,000	n/a	18.3950	April 12, 2015	n/a	n/a	n/a	n/a
	72,000	48,000	n/a	26.8050	May 24, 2016	n/a	n/a	n/a	n/a
	44,000	66,000	n/a	34.5500	May 24, 2017	n/a	n/a	n/a	n/a
	24,000	96,000	n/a	45.9500	May 22, 2018	n/a	n/a	n/a	n/a
	0	200,000	n/a	32.0100	May 21, 2019	n/a	n/a	n/a	n/a

G.A. Anderson	14,000	0	n/a	10.9525	May 2, 2012	n/a	n/a	n/a	n/a
	60,000	0	n/a	10.0450	April 15, 2013	n/a	n/a	n/a	n/a
	63,000	0	n/a	15.0750	April 16, 2014	n/a	n/a	n/a	n/a
	56,000	14,000	n/a	18.3950	April 12, 2015	n/a	n/a	n/a	n/a
	48,000	32,000	n/a	26.8050	May 24, 2016	n/a	n/a	n/a	n/a
	28,800	43,200	n/a	34.5500	May 24, 2017	n/a	n/a	n/a	n/a
	14,000	56,000	n/a	45.9500	May 22, 2018	n/a	n/a	n/a	n/a
	0	110,000	n/a	32.0100	May 21, 2019	n/a	n/a	n/a	n/a

L. Walter	32,000	0	n/a	10.3075	April 25, 2011	n/a	n/a	n/a	n/a
	60,000	0	n/a	10.9525	May 2, 2012	n/a	n/a	n/a	n/a
	60,000	0	n/a	10.0450	April 15, 2013	n/a	n/a	n/a	n/a
	50,000	0	n/a	15.0750	April 16, 2014	n/a	n/a	n/a	n/a
	43,200	10,800	n/a	18.3950	April 12, 2015	n/a	n/a	n/a	n/a
	39,600	26,400	n/a	26.8050	May 24, 2016	n/a	n/a	n/a	n/a
	25,600	38,400	n/a	34.5500	May 24, 2017	n/a	n/a	n/a	n/a
	13,200	52,800	n/a	45.9500	May 22, 2018	n/a	n/a	n/a	n/a
	0	110,000	n/a	32.0100	May 21, 2019	n/a	n/a	n/a	n/a

R. Schneider	14,400	57,600	n/a	45.9500	May 22, 2018	n/a	n/a	n/a	n/a
	0	110,000	n/a	32.0100	May 21, 2019	n/a	n/a	n/a	n/a

(1)
All options currently outstanding vest at a rate of 20% per year over the first five years of the ten-year option term, subject to certain exceptions. Vesting of all unvested options would be accelerated upon death or disability of the option awardee. Vesting for all option grants made prior to 2007 would be accelerated automatically upon retirement at age 65. The Compensation Committee of the Board of Directors also has the discretion to allow continued vesting of other unvested options following termination of employment due to retirement at age 65 or older or following termination of employment due to retirement at age 55 or older with at least ten (10) years of employment with the Company. Vesting stops immediately and all such unvested options are automatically forfeited upon termination of active employment under most other termination situations.

(2)
No stock awards are contemplated or provided for under the Company's stock option plans or any other plan administered by the Company.

OPTIONS EXERCISED AND STOCK VESTED FOR THE 2009 FISCAL YEAR

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)	Shares Number of Acquired on Vesting (#)	Value Realized on Vesting ($)

R.A. Norwitt	0	0	n/a	n/a
D. G. Reardon	0	0	n/a	n/a
G.A. Anderson	0	0	n/a	n/a
L. Walter	0	0	n/a	n/a
R. Schneider	0	0	n/a	n/a

(1)
No stock awards are contemplated or provided for under the Company's stock option plans or any other plan administered by the Company.

PENSIONS AND DEFERRED COMPENSATION

Pension Plan

        Pension Plan Background.    Through December 31, 2006, the only retirement benefit funded by the Company was its pension plan. Prior to 1998, the Company and its U.S. domestic subsidiaries maintained eight separate defined benefit pension plans covering substantially all U.S. employees of Amphenol Corporation and its U.S. subsidiaries. Effective December 31, 1997, these pension plans were merged into the Pension Plan for Employees of Amphenol Corporation (the "Plan"). The prior formulas for calculating pension benefits for employees from different operations were retained in different sections of the Plan. All the named executive officers participate in and their pension benefits are calculated under the Amphenol Plan Section, the LPL Plan Section, or the Sidney Salaried Plan Section of the Plan.

        In 2006, the Company amended the Plan by freezing accruals effective December 31, 2006 for certain personnel (referred to herein as the "non-grandfathered participants"). Simultaneously, the Company implemented employer contributions to the Amphenol 401(k) Plan and to a related non-qualified supplemental defined contribution plan for these non-grandfathered participants. Prior to 2007, the Company did not make any contributions to the Amphenol 401(k) Plan and the Company did not have a related non-qualified supplemental defined contribution plan.

        Non-grandfathered participants are salaried employees of Amphenol Corporation or one of its subsidiaries participating in the Plan who are not "grandfathered participants". "Grandfathered participants" are all salaried personnel of Amphenol Corporation or its subsidiaries participating in the Plan who as of December 31, 2006 were either: (i) age 50 or older with 15 or more years of service or (ii) who had 25 or more years of service. Of the five named executive officers, (i) Mr. Anderson is the only grandfathered participant, (ii) Ms. Reardon and Messrs. Norwitt and Walter are non-grandfathered participants and (iii) Mr. Schneider is not and has not been a participant. Mr. Loeffler, the Chairman of the Board and Executive Chairman, is a grandfathered participant.

        Grandfathered participants, including Messrs. Loeffler and Anderson, will continue to accrue incremental benefits under the Plan and the related Supplemental Employee Retirement Plan (the "SERP") (See Supplemental Employee Retirement Plan on page 38) and will continue to be eligible to participate in the Amphenol 401(k) plan with no employer contributions. Additional benefit accruals for non-grandfathered participants in the Plan ceased effective January 1, 2007. The Plan freeze for non-grandfathered participants does not affect any retirement benefit earned by such non-grandfathered participants under the Plan prior to January 1, 2007.

        The Company has a policy that prohibits granting extra years of credited service under the Plan.

        General Provisions of the Plan for Salaried Employees.    The Plan provides for annual pensions to certain salaried employees who complete five years of service with the Company. The normal retirement date under the Plan is the first day of the month following a participant's 65th birthday. A participant may also retire as of the first day of any month subsequent to the participant's 55th birthday and completion of ten years of service, however, a participant's normal retirement benefit is reduced by as much as 50% if payment of retirement benefits commences upon early retirement. Retirement benefits are paid in the form of a life annuity (generally a reduced joint and survivor annuity for married participants).

        Mr. Loeffler's Retirement.    Mr. Loeffler met the age and service requirements for normal retirement under the Plan during 2009. He is now working beyond his normal retirement age. If Mr. Loeffler were to have elected retirement as of December 31, 2009, he could have elected to receive his accrued benefit starting immediately ($8,122 per month payable from the Plan and $20,395 per month payable from the SERP).

        Mr. Anderson's Retirement Benefit Assuming He Elects Early Retirement.    Mr. Anderson meets the age and service requirements for early retirement under the Plan. If Mr. Anderson were to have elected early retirement as of December 31, 2009, he could have elected to receive his accrued benefit starting at age 65 or a reduced benefit commencing as of his retirement date. The reduced benefit would be equal to the benefit that would otherwise be payable at his normal retirement date ($9,257 per month payable from the Plan and $16,607 per month payable from the SERP), reduced by 1/180th for each of the first 60 months and by 1/360th for each of the months more than 60 by which Mr. Anderson's hypothetical early retirement date precedes his normal retirement date (i.e. 71 months). Using this formula, Mr. Anderson's early retirement benefit if he had elected early retirement as of December 31, 2009 would have been $5,888 per month payable from the Plan and $10,564 per month payable from the SERP.

        Details About the Amphenol Plan Section.    The Company is required to make all contributions necessary to provide benefits payable under the Amphenol Plan Section of the Plan. No participant contributions are required or permitted.

        Retirement benefits are calculated based on final average pensionable compensation which is defined under the Amphenol Plan Section of the Plan as the participant's highest average annual total compensation from the Company and its participating divisions or affiliates, excluding bonuses and incentive plan payments, during any five consecutive years of service with the Company or its participating divisions or affiliates during the ten calendar years of service preceding the participant's termination of employment. The annual normal retirement benefit for a participant in the Amphenol Plan Section of the Plan is equal to the greater of: (i) 1.1% of the participant's final average pensionable compensation multiplied by the participant's years of credited service or (ii) 1.8% of the participant's final average pensionable compensation multiplied by the participant's years of credited service not in excess of 25 (1% for years in excess of 25) reduced by 2% of the participant's estimated annual social security benefit multiplied by the participant's years of credited service not in excess of 30. In 2009, Mr. Norwitt was the only named executive officer in the Amphenol Plan Section of the Plan, although Mr. Norwitt's benefit was frozen as of December 31, 2006. Mr. Loeffler is also in the Amphenol Plan Section of the Plan.

        Details About the LPL Plan Section.    Prior to January 1, 2000, participants in the LPL Plan Section of the Plan were required to make contributions to the Plan. Since January 1, 2000, no participant contributions are required or permitted.

        Retirement benefits are calculated based on final average pensionable compensation which is defined under the LPL Plan Section of the Plan as the participant's highest average annual total compensation from the Company and its participating divisions or affiliates, including bonuses and incentive plan payments, during any five consecutive years of service with the Company and its participating divisions or affiliates during the ten years of service preceding the participant's termination of employment. The annual normal retirement benefit for a participant in the LPL Plan Section of the Plan is equal to 2% of the participant's final average pensionable compensation multiplied by the participant's years of credited service not in excess of 25 less 2% of the participant's estimated annual social security benefit multiplied by the participant's years of credited service not in excess of 25. In 2009, Ms. Reardon and Mr. Walter were the only named executive officers in the LPL Plan Section of the Plan, although each of their benefits was frozen as of December 31, 2006.

        Details About the Sidney Plan Salaried Section.    The Company is required to make all contributions necessary to provide benefits payable under the Sidney Salaried Section of the Plan. No participant contributions are required or permitted.

        Retirement benefits are calculated based on final average pensionable compensation which is defined under the Sidney Salaried Section of the Plan as twelve times the participant's highest average monthly total compensation from the Company and its participating divisions or affiliates, including bonuses and incentive plan payments, during any sixty consecutive months of service with the Company and its participating divisions or affiliates during the 120 months of service preceding the participant's termination of employment. The annual normal retirement benefit for a participant in the Sidney Salaried Section of the Plan is equal to the greater of: (i) 2.0% of the participant's final average pensionable compensation multiplied by the participant's years of credited service not in excess of 25 (0.5% for years in excess of 25) reduced by 2% of the participant's estimated annual social security benefit multiplied by the participant's years of credited service not in excess of 25 or (ii) $8 plus 0.75% of the participant's final average pensionable compensation multiplied by the participant's years of credited service not in excess of 30. In 2009, Mr. Anderson was the only named executive officer in the Sidney Salaried Section of the Plan.

        Supplemental Employee Retirement Plan.    Section 415 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), currently limits the maximum annual benefit which may be paid to any employee from a tax-qualified plan to $195,000 in 2009 and 2010. Section 401(a)(17) of the Internal Revenue Code currently limits the amount of compensation taken into account under a tax-qualified plan to $245,000 in 2009 and 2010. These limitations continue to be subject to future adjustment. The Company sponsors a SERP which formally provides for the payment of the portion of an annual pension which cannot be paid from the Plan as a result of the Internal Revenue Code limitations described above. Final average pensionable compensation under the SERP, however, is limited to 3.33 times the Section 401(a)(17) limitation beginning with 2007 pensionable compensation ($500,000 for years before 2007).

Pension Benefits for the 2009 Fiscal Year

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)

R.A. Norwitt(3)	Pension Plan for Employees of Amphenol Corporation—Amphenol Plan Section	3.0	26,100	0

	Amphenol Corporation Supplemental Employee Retirement Plan	3.0	8,600	0

D.G. Reardon	Pension Plan for Employees of Amphenol Corporation—LPL Plan Section	17.5	318,300	0

	Amphenol Corporation Supplemental Employee Retirement Plan	17.5	299,600	0

G.A. Anderson	Pension Plan for Employees of Amphenol Corporation—Sidney Salaried Plan Section	35.3	814,700	0

	Amphenol Corporation Supplemental Employee Retirement Plan	35.3	1,452,200	0

L. Walter(4)	Pension Plan for Employees of Amphenol Corporation—LPL Plan Section	8.0	144,000	0

	Amphenol Corporation Supplemental Employee Retirement Plan	8.0	162,300	0

R. Schneider(5)	n/a	n/a	n/a	n/a

(1)
Computed as of December 31, 2009, the same Pension Plan measurement date used for financial statement reporting purposes with respect to the Company's audited 2009 financial statements. Credited service was frozen as of December 31, 2006 for Ms. Reardon and Messrs. Norwitt and Walter.

(2)
Computed as of December 31, 2009, the same Pension Plan measurement date used for financial statement reporting purposes with respect to the Company's audited 2009 financial statements. Calculation of present value reflects FASB Accounting Standards Codification Topic 715, "Compensation Retirement Benefits", expense assumptions described in Note 8—Benefit Plans and Other Postretirement Benefits to the Consolidated Financial Statements to the Company's 2009 Annual Report on Form 10-K.

(3)
Although as of December 31, 2009 Mr. Norwitt had been employed with the Company or its subsidiaries for 11 years, he has only 3.0 years of credited service in the Plan and the SERP. Prior to becoming directly employed by Amphenol Corporation and joining the Plan and the SERP, Mr. Norwitt was employed by Amphenol East Asia Limited, a Hong Kong subsidiary of the Company.

(4)
Although as of December 31, 2009 Mr. Walter had been employed with the Company or its subsidiaries for approximately 26 years, he has only 8.0 years of credited service in the Plan and the SERP. Prior to becoming directly employed by Amphenol Corporation and joining the Plan and the SERP, Mr. Walter was employed by Amphenol Socapex SAS, a French subsidiary of the Company.

(5)
Mr. Schneider has only been employed by the Company for four years. Mr. Schneider does not participate in and has never participated in any Company sponsored pension plans.

        Pension Plan and 401(k) Plan Changes.    Prior to December 31, 2006, none of the named executive officers participated in a non-qualified defined contribution or other deferred compensation plan. Prior to December 31, 2006, all salaried personnel of Amphenol Corporation and its subsidiaries which participate in the Plan had a retirement income program consisting of: (i) eligibility to participate in the Plan and (ii) the Company's qualified 401(k) savings plan, for which the Company did not make any contributions (the "Amphenol 401(k) Plan").

        In 2006, the Company amended this retirement income program by freezing accruals under the Plan effective December 31, 2006 for non-grandfathered participants and simultaneously implementing employer contributions to the Amphenol 401(k) Plan for non-grandfathered participants. Grandfathered participants continue to accrue incremental benefits under the Plan and to be eligible to participate in the Amphenol 401(k) plan with no employer contributions to the Amphenol 401(k) Plan.

        As part of these changes to the retirement income program, commencing January 1, 2007, non-grandfathered participants, including Ms. Reardon, and Messrs. Norwitt and Walter, are provided a Company contribution to their Amphenol 401(k) Plan accounts equal to 2% of their covered earnings. No employee contribution is required for this 2% Company contribution. Covered earnings include base salary and incentive plan compensation. In addition, the Company matches 100% of the non-grandfathered employee's first 3% contribution of their covered earnings to his or her Amphenol 401(k) Plan account, including the accounts of Ms. Reardon, and Messrs. Norwitt, and Walter. During the first four years of a participant's employment with the Company, the employer allocation vests 25% per year for each year of service. After four full years of employment with the Company, the employer allocation is fully vested historically and on a going forward basis.

        The Company also sponsors a non-qualified supplemental defined contribution plan, or DC SERP, effective January 1, 2007. Under the DC SERP, non-grandfathered participants, including Ms. Reardon and Messrs. Norwitt and Walter, are credited with a 5% employer allocation on compensation in excess of the Internal Revenue Code Section 401(a)(17) limit, subject to a vesting schedule that requires the participant to complete five full years of service with the Company before the employee is entitled to the account balance which begins accumulating when employment commences. Compensation for this purpose is limited to 6.66 times the Internal Revenue Code Section 401(a)(17) limit. Eligible employees, including Ms. Reardon, and Messrs. Norwitt and Walter, are also permitted to defer a portion of compensation in excess of the maximum amount that he or she is allowed to defer into his or her Amphenol 401(k) Plan account into his or her DC SERP account. A participant's election to defer compensation is made prior to the beginning of each year, and is binding for the applicable year. The participant concurrently selects the timing of the distribution of their deferred compensation. Distributions may occur upon termination of employment (including retirement or disability) or upon a specified future date while still employed (an "in-service distribution"), as elected by the participant. Each years' deferrals may have a separate distribution election. Distributions payable upon termination of employment may be elected as (i) a lump sum cash payment or (ii) a series of annual cash installments payable over a designated term between two and fifteen years. In-service distributions may be elected by the participant as a single lump sum cash payment or in annual cash payments over a term between two and fifteen years, in either case beginning not earlier than January of the year following the calendar year of the deferral. However, when no election regarding the form of distribution is made, the distribution will be a lump sum. When the executive is a "key employee" for purposes of Section 409A of the Internal Revenue Code, any distribution payable on account of termination of employment will not occur until after six months following termination of employment. The named executive officers would be key employees for this purpose. Compensation deferred by participants and any matching contributions made by the Company are credited to a bookkeeping account that represents the Company's unsecured obligation to repay the participant in the future. Participants elect to allocate deferred and matching contributions among one or more hypothetical investment options. Participants can change hypothetical investment options at their discretion, except that so-called "round-trip" transactions (ie., trading from one fund to another, and then back to the original fund within 30-days) are not permitted. Eligible compensation permitted to be deferred under the DC SERP program includes base salary and non-equity incentive plan compensation

Nonqualified Deferred Compensation for the 2009 Fiscal Year

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)

R.A. Norwitt	33,648	38,792	36,511	n/a	155,557
D.G. Reardon	30,207	30,574	44,790	n/a	185,144
G.A. Anderson	n/a	n/a	n/a	n/a	n/a
L. Walter	0	17,280	5,009	14,840	31,962
R. Schneider	n/a	n/a	n/a	n/a	n/a

(1)
The amounts in the column titled "Registrant Contributions in Last Fiscal Year" reflect the Company's allocation to the DC SERP for the benefit of Ms. Reardon and Messrs. Norwitt, Schneider and Walter, respectively, and are included in the amounts in the table "All Other Compensation" under footnote (5) on page 31 and in the Summary Compensation Table on page 30. Messrs. Anderson and Schneider are not eligible to participate in the DC SERP.

(2)
The amounts in the column titled "Aggregate Earnings in Last Fiscal Year" reflect the notational earnings of Ms. Reardon and Messrs. Norwitt and Walter in the DC SERP determined by tracking the increase in value in the bookkeeping account of the hypothetical investment options selected by each of Ms. Reardon, Mr. Norwitt and Mr. Walter for current year and prior year deferred and matching contributions. These notational earnings are not included in the Summary Compensation Table on page 30 because such notational earnings relate to the increase in value of compensation the individual elected to defer and such increase is based on market rates that are determined by reference to mutual funds.

(3)
The amounts in the column titled "Aggregate Balance at Last Fiscal Year End" reflect the notational amounts in each named executive officer's DC SERP as of the last day of the 2009 fiscal year. The following table indicates the portion of the Aggregate Balance that was reported in the Summary Compensation Table in each of the Company's prior year proxy statements (ie., the 2008 proxy statement reporting 2007 compensation, the 2009 proxy statement reporting 2008 compensation, but not this 2010 Proxy Statement reporting 2009 compensation) since the DC SERP was initiated in January 2007.

Name	Amounts That Were Reported As Compensation in Prior Year Proxy Statements ($)
R. A. Norwitt	39,554
D. G. Reardon	59,238
G. A. Anderson	0
L. Walter	29,496
R. Schneider	0

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The amount of compensation that may be payable to each named executive officer upon voluntary termination, early retirement, normal retirement, involuntary not-for-cause termination, for cause termination, termination following a change of control and in the event of disability or death of the executive is shown on the tables on pages 42 to 44. The amounts shown assume that such termination was effective as of December 31, 2009, and thus include amounts earned through such time and are estimates of the amounts which would have been paid out to the named executive officers in connection with their termination. The actual amounts to be paid out can only be determined in the event of and at the time of such executive's separation from the Company.

        Payments Made Upon Termination.    Regardless of the manner in which a named executive officer's employment is terminated, she or he is entitled to receive amounts earned during her or his term of employment. Such amounts might include:

  •
  unused vacation pay;

  •
  amounts accrued and vested through the Company's retirement plans;

  •
  statutory entitlements; and

  •
  non-equity incentive compensation relating to the fiscal year.

        Payments Made Upon Retirement.    In the event of normal retirement at age 65 of any employee, including a named executive officer, in addition to the items identified above, she or he will immediately vest in all options awarded prior to 2007. The Board has the discretion to decide if options awarded after 2006 will continue to vest following normal retirement at age 65 or upon early retirement at or after age 55 with more than 10 years of service. None of the named executive officers is currently eligible for normal retirement. The disclosure in the tables below for normal retirement and for early retirement assumes that the named executive officers were eligible to retire and that the Board has exercised its discretion to accelerate vesting of options awarded after 2006.

        Payments Made Upon Involuntary Not for Cause Termination.    In the event of involuntary not for cause termination of any employee, including a named executive officer, in addition to the benefits which might be made as reflected under the heading "Payments Made Upon Termination" above, the Board has the discretion to decide if options awarded that are not vested at the time of such termination shall vest and the terms of such vesting. The disclosure in the tables below for involuntary not for cause termination assumes that the Board has exercised its discretion to accelerate vesting of all such options.

        Payments Made Upon a Change in Control.    Immediately prior to a change in control, all outstanding options held by any employee, including a named executive officer, immediately vest and become exercisable. A change in control is deemed to occur if there is a sale of all or substantially all of the assets of the Company or there is an acquisition of more than 50% of the Common Stock of the Company by a person or group.

        Payments Made Upon Death or Disability.    In the event of the death or disability of any employee, including a named executive officer, in addition to the benefits which might be made as reflected under the heading "Payments Made Upon Termination" above, she or he will receive benefits under the Company's disability plan and/or payments under the Company's Group Term Life Insurance plan, as appropriate. In the event of death or disability as defined in the Company's Option Plans, she or he will also immediately vest in all outstanding options.

        Health Care Benefits.    The Company does not currently offer any employee, including any named executive officers, any enhanced health care benefits on termination for any reason.

R. Adam Norwitt Benefits and Payments upon Separation	Voluntary Termination ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary Not For Cause Termination ($)	For Cause Termination ($)	Involuntary for Good Reason Termination (Change-in- control) ($)	Disability ($)	Death ($)

Severance payment	0	0	0	0	0	0	0	0
Incentive plan compensation(1)	0	0	0	0	0	0	0	0
Pay for covenant not to compete(2)	800,000	800,000	800,000	800,000	800,000	800,000	800,000	0
Accrued vacation pay	0	0	0	0	0	0	0	0
Company funded disability(3)	0	0	0	0	0	0	400,000	0
Vesting of stock options(4)	0	8,491,724	8,491,724	8,491,724	0	8,491,724	8,491,724	8,491,724

(1)
No additional compensation was paid to Mr. Norwitt pursuant to the 2009 Management Incentive Plan.

(2)
Each of the named executive officers is a party to management stockholder's agreements with the Company which contemplate, among other things, that a terminated employee will be paid an additional fifty percent of base salary following her/his termination, at the Company's discretion, for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company. Mr. Norwitt's annual base salary at December 31, 2009 was $800,000. Payments are made in the form of salary continuation.

(3)
The Company funds a short term disability benefit that provides salary continuation for up to six months for most of its U.S. salaried employees. The potential payout of $400,000 is based on Mr. Norwitt's annual base salary at December 31, 2009 and assumes the maximum possible amount is paid, i.e. 100% of base salary for a six-month period.

(4)
Upon the occurrence of certain triggering events, all unvested options may vest. The indicated amounts under all columns represent the net value (i.e., the excess of the fair market value of the stock minus the exercise price of an option) of all unvested options as of December 31, 2009 based on the closing price of the Company's Common Stock on the New York Stock Exchange of $46.18 on December 31, 2009.

Diana G. Reardon Benefits and Payments upon Separation	Voluntary Termination ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary Not For Cause Termination ($)	For Cause Termination ($)	Involuntary for Good Reason Termination (Change-in- control) ($)	Disability ($)	Death ($)

Severance payment	0	0	0	0	0	0	0	0
Incentive plan compensation(1)	0	0	0	0	0	0	0	0
Pay for covenant not to compete(2)	565,000	565,000	565,000	565,000	565,000	565,000	565,000	0
Accrued vacation pay	0	0	0	0	0	0	0	0
Company funded disability(3)	0	0	0	0	0	0	282,500	0
Vesting of stock options(4)	0	5,109,360	5,109,360	5,109,360	0	5,109,360	5,109,360	5,109,360

(1)
No additional compensation was paid to Ms. Reardon pursuant to the 2009 Management Incentive Plan.

(2)
Each of the named executive officers is a party to management stockholder's agreements with the Company which contemplate, among other things, that a terminated employee will be paid an additional fifty percent of base salary following her/his termination, at the Company's discretion, for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company. Ms. Reardon's annual base salary at December 31, 2009 was $565,000. Payments are made in the form of salary continuation.

(3)
The Company funds a short term disability benefit that provides salary continuation for up to six months for most of its U.S. salaried employees. The potential payout of $282,500 is based on Ms. Reardon's 2009 end of year base salary and assumes the maximum possible amount is paid, i.e., 100% of base salary for a six-month period.

(4)
Upon the occurrence of certain triggering events, all unvested options may vest. The indicated amounts under all columns represent the net value (i.e., the excess of the fair market value of the stock minus the exercise price of an option) of all unvested options as of December 31, 2009 based on the closing price of the Company's Common Stock on the New York Stock Exchange of $46.18 on December 31, 2009.

Gary A. Anderson Benefits and Payments upon Separation	Voluntary Termination ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary Not For Cause Termination ($)	For Cause Termination ($)	Involuntary for Good Reason Termination (Change-in- control) ($)	Disability ($)	Death ($)

Severance payment	0	0	0	0	0	0	0	0
Incentive plan compensation(1)	0	0	0	0	0	0	0	0
Pay for covenant not to compete(2)	437,000	437,000	437,000	437,000	0	437,000	437,000	0
Accrued vacation pay	0	0	0	0	0	0	0	0
Company funded disability(3)	0	0	0	0	0	0	218,500	0
Vesting of stock options(4)	0	3,082,986	3,082,986	3,082,986	0	3,082,986	3,082,986	3,082,986

(1)
No additional compensation was paid to Mr. Anderson pursuant to the 2009 Management Incentive Plan.

(2)
Each of the named executive officers is a party to management stockholder's agreements with the Company which contemplate, among other things, that a terminated employee will be paid an additional fifty percent of base salary following her/his termination, at the Company's discretion, for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company. Mr. Anderson's annual base salary at December 31, 2009 was $437,000.Payments are made in the form of salary continuation.

(3)
The Company funds a short term disability benefit that provides salary continuation for up to six months for most of its U.S. salaried employees. The potential payout of $218,500 is based on Mr. Anderson's December 31, 2009 base salary and assumes the maximum possible amount is paid, i.e., 100% of base salary for a six-month period.

(4)
Upon the occurrence of certain triggering events, all unvested options may vest. The indicated amounts under all columns represent the net value (i.e., the excess of the fair market value of the stock minus the exercise price of an option) of all unvested options as of December 31, 2009 based on the closing price of the Company's Common Stock on the New York Stock Exchange of $46.18 on December 31, 2009.

Luc Walter Benefits and Payments upon Separation	Voluntary Termination ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary Not For Cause Termination ($)	For Cause Termination ($)	Involuntary for Good Reason Termination (Change-in- control) ($)	Disability ($)	Death ($)

Severance Payment(1)	0	0	0	465,988	0	465,988	0	0
Incentive Plan compensation(2)	0	0	0	0	0	0	0	0
Pay for covenant not to compete(3)	465,988	465,988	465,988	465,988	465,988	465,988	465,988	0
Accrued vacation pay	0	0	0	0	0	0	0	0
Company funded disability(4)	0	0	0	0	0	0	232,994	0
Vesting of stock options(5)	0	2,829,014	2,829,014	2,829,014	0	2,829,014	2,829,014	2,829,014

(1)
Pursuant to his March 22, 1999 employment letter agreement with the Company, upon an involuntary not for cause termination, Mr. Walter would be entitled to a lump sum severance pay equal to base compensation paid in the last twelve months.

(2)
No additional compensation was paid to Mr. Walter pursuant to the 2009 Management Incentive Plan.

(3)
Each of the named executive officers is a party to management stockholder's agreements with the Company which contemplate, among other things, that a terminated employee will be paid an additional fifty percent of base salary following her/his termination, at the Company's discretion, for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company. Mr. Walter's annual base salary at December 31, 2009 was $465,988. Payments are made in the form of salary continuation.

(4)
The Company funds a short term disability benefit that provides salary continuation for up to six months for most of its U.S. salaried employees. The potential payout of $232,994 is based on Mr. Walter's December 31, 2009 base salary and assumes the maximum possible amount is paid, i.e., 100% of base salary for a six-month period.

(5)
Upon the occurrence of certain triggering events, all unvested options may vest. The indicated amounts under all columns represent the net value (i.e., the excess of the fair market value of the stock minus the exercise price of an option) of all unvested options as of December 31, 2009 based on the closing price of the Company's Common Stock on the New York Stock Exchange of $46.18 on December 31, 2009.

Richard Schneider Benefits and Payments upon Separation	Voluntary Termination ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary Not For Cause Termination ($)	For Cause Termination ($)	Involuntary for Good Reason Termination (Change-in- control) ($)	Disability ($)	Death ($)

Severance payment	0	0	0	0	0	0	0	0
Incentive plan compensation(1)	0	0	0	0	0	0	0	0
Pay for covenant not to compete(2)	402,000	402,000	402,000	402,000	402,000	402,000	402,000	0
Accrued vacation pay	0	0	0	0	0	0	0	0
Company funded disability(3)	0	0	0	0	0	0	201,000	0
Vesting of stock options(4)	0	1,571,948	1,571,948	1,571,948	0	1,571,948	1,571,948	1,571,948

(1)
No additional compensation was paid to Mr. Schneider pursuant to the 2009 Management Incentive Plan.

(2)
Each of the named executive officers is a party to management stockholder's agreements with the Company which contemplate, among other things, that a terminated employee will be paid an additional fifty percent of base salary following her/his termination, at the Company's discretion, for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company. Mr. Schneider's annual base salary at December 31, 2009 was $402,000. Payments are made in the form of salary continuation.

(3)
The Company funds a short term disability benefit that provides salary continuation for up to six months for most of its U.S. salaried employees. The potential payout of $201,000 is based on Mr. Schneider's December 31, 2009 base salary and assumes the maximum possible amount is paid, i.e., 100% of base salary for a six-month period.

(4)
Upon the occurrence of certain triggering events, all unvested options may vest. The indicated amounts under all columns represent the net value (i.e., the excess of the fair market value of the stock minus the exercise price of an option) of all unvested options as of December 31, 2009 based on the closing price of the Company's Common Stock on the New York Stock Exchange of $46.18 on December 31, 2009.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        The Company has adopted a written policy for the review and approval of transactions and arrangements between the Company and the Company's current directors, director nominees, current executive officers, greater than five percent stockholders, and their immediate family members. No such transactions were identified during or subsequent to 2009 where the amount involved exceeded $120,000. All transactions, regardless of amount, are required to be reported to and reviewed by the General Counsel of the Company who is required to report the results of his review to the Board or non-management members of the Board, as appropriate. Following this review, the Board would determine whether any such transaction is in, or not inconsistent with, the best interests of the Company and its stockholders, taking into consideration whether they are on terms no less favorable to the Company than those available with unrelated third parties and the related person's interest in the transaction. As required under the rules of the SEC, transactions that are determined to be directly or indirectly material to the Company or a related person must be disclosed in the Company's Proxy Statement. As indicated above, there are no such transactions to be reported in this Proxy Statement.

STOCKHOLDER PROPOSALS

        Any stockholder desiring to include a proposal in the Company's 2011 Proxy Statement must submit such proposal to the Company. Such proposals must be received by the Company no later than the close of business on December 30, 2010 and must satisfy the requirements under the applicable rules of the SEC. If mailed, proposals should be sent by Certified Mail-Return Receipt Requested to the attention of the Secretary of the Company, 358 Hall Avenue, P.O. Box 5030, Wallingford, Connecticut 06492-7530.

        Under the current rules of the SEC, a stockholder submitting a proposal is required to be a record or beneficial owner of at least 1% or $2,000 in market value of the Company's Common Stock and to have held such stock for at least one year prior to the date of submission of the proposal, and he or she must continue to own such securities through the date on which the meeting is held.

        The Company's By-laws require that the Company should have received written notice of any proposals which stockholders intended to present at the 2010 Annual Meeting (other than those submitted for inclusion in the Company's proxy material pursuant to Rule 14a-8 of the Exchange Act), not less than 60 and no more than 90 days prior to the meeting. Accordingly, any such notice should have been received by the Company no earlier than February 25, 2010 and no later than March 27, 2010.

GENERAL AND OTHER MATTERS

        At the date of this Proxy Statement, the Company knows of no business that will be brought before the 2010 Annual Meeting of Stockholders other than the matters set forth above. However, if any further business properly comes before the Annual Meeting or any adjournments thereof, the persons named as proxies in the accompanying proxy will vote them in accordance with their discretion and judgment on such matters.

        All costs of the solicitation of proxies will be borne by the Company including the expense of preparing, printing and mailing this Proxy Statement. The Company has engaged the firm of Georgeson Shareholder Communications, Inc. to assist in the distribution of this Notice of 2010 Annual Meeting and Proxy Statement and will pay Georgeson its out-of-pocket expenses for such services. Proxies may be solicited personally, by mail, e-mail, telephone or other means of communication by the Company's directors, officers and regular employees who are not specifically employed for proxy solicitation purposes and who will not receive any additional compensation. The Company historically has not otherwise engaged any third party to assist in the solicitation of proxies and has no current intention to do so in connection with the 2010 Annual Meeting of Stockholders.

        The Company has herewith and/or heretofore provided each stockholder whose proxy is being solicited hereby, a copy of the Company's 2009 Annual Report, including financial statements. Written requests for additional copies should be directed to: Controller, Amphenol Corporation, 358 Hall Avenue, P.O. Box 5030, Wallingford, Connecticut 06492-7530. The Company's 2009 Annual Report, including financial statements, is also available from the Company's website at www.amphenol.com by clicking on "Investors" and then "Financial Reports".

        In addition, printed copies of the Company's most current Governance Principles, its Code of Business Conduct and Ethics and the Charters of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee of the Board of Directors will be provided to any stockholder of the Company free of charge upon written request to the Secretary of the Company, 358 Hall Avenue, P.O. Box 5030, Wallingford, Connecticut 06492-7530. The Principles, Code and Charters are also available from the Company's website at www.amphenol.com by clicking on "Investors", then "Governance", then the desired Principles, Code or Charter.

        If you need directions to attend the Annual Meeting and vote in person, please call 203-265-8638.

PLEASE DATE AND SIGN THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED
REPLY ENVELOPE ON WHICH NO POSTAGE NEED BE AFFIXED IF MAILED
IN THE UNITED STATES.

By Order of the Board of Directors,
Edward C. Wetmore
Secretary

April 26, 2010

ANNEX A

AMPHENOL CORPORATION
AUDIT COMMITTEE CHARTER

I.    PURPOSE

        The Audit Committee shall provide assistance to the Board of Directors in its oversight of:

  (i)
  The quality and integrity of the Company's consolidated financial statements and its internal controls over quarterly and annual financial reporting;

  (ii)
  The Company's compliance with legal and regulatory requirements affecting financial reporting;

        (iii)  The qualifications, independence and performance of the independent auditors;

        (iv)  The audits of the Company and its subsidiaries; and

         (v)  The performance of the Company's internal audit function.

II.    STRUCTURE AND OPERATIONS

Composition and Qualifications

        The Committee shall consist of a minimum of three members, each of whom is determined by the Board to be "independent" under the rules of the New York Stock Exchange. All members of the Committee shall have sufficient financial experience and ability to discharge their responsibilities, and at least one member of the Committee shall be an "audit committee financial expert" as defined by the SEC.

Compensation

        No member of the Committee shall receive compensation other than fees and regular benefits for service as a director of the Company, including reasonable compensation for serving on the Committee.

Appointment and Removal

        The members of the Committee shall be appointed by the Board and may be removed, with or without cause, by the Board at its discretion.

III.    MEETINGS

        The Committee shall meet with the independent auditors and senior management of the Company at least twice a year to review the scope of the annual audit, the audit plan and audit results and to review and discuss such other matters as the Committee, in consultation with senior management of the Company, deems to be necessary and appropriate. The Committee shall also meet with the independent auditors and senior management on a quarterly basis to review the Company's quarterly earnings press releases, including the press release reporting full year results, and financial statements related thereto. At each meeting the Committee shall meet privately with the independent auditors and separately in executive session. The Committee shall meet more frequently as circumstances dictate. Members of the Committee shall meet separately as necessary and appropriate with senior management, including employees responsible for the internal audit function, financial reporting, treasury, risk management, taxes and information technology and the independent auditors of the Company.

IV.    RESPONSIBILITIES AND DUTIES

        The Committee shall carry out its responsibilities and duties as delegated to it by the Board from time to time. The Committee shall perform its functions as required by applicable laws, rules and regulations including, without limitation, the Sarbanes-Oxley Act and the rules and regulations of the SEC, the New

York Stock Exchange and the Public Company Accounting Oversight Board. In the performance of its duties, the Committee shall have the authority to retain and authorize payment of outside legal, accounting and/or other advisors.

Documents/Reports Review

  1.
  The Committee shall review with management and the independent auditors, reports on the evaluation of the Company's internal controls for financial reporting and, prior to public dissemination, the Company's annual audited financial statements and unaudited quarterly financial statements to be included in the Company's Form 10-K and 10-Q filings and the related disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Committee shall recommend to the Board whether the Company's annual audited financial statements should be included in the Company's Annual Report on Form 10-K.

  2.
  The Committee shall review with management and the independent auditors, prior to public dissemination, the Company's earnings press releases, including supporting financial information, and shall review any financial information and earnings guidance to be provided to analysts and rating agencies not previously included in earnings press releases or otherwise disclosed to the Committee or to the full Board of Directors of the Company. The Committee's review of earnings press releases shall specifically include, as necessary, review of the use of any "pro-forma" or "adjusted" non-GAAP information.

Independent Auditors

  3.
  The Committee shall retain, subject to stockholder ratification, evaluate and replace, if deemed necessary, the independent auditors. The Committee shall approve all audit engagement fees and terms. The Committee shall also pre-approve all permissible tax and other non-audit services, including fees and terms for such permissible tax and other non-audit services.

  4.
  The Committee shall review, at least annually, the qualifications, performance and independence of the independent auditors. In conducting its review, the Committee shall:

  a.
  Take into account the opinions of senior management and other personnel responsible for the internal controls over financial reporting and internal audit functions of the Company;

  b.
  Review a report by the independent auditors describing: (i) the firm's internal quality-control procedures; (ii) any material issues raised by the internal quality control review or peer review of the independent auditor within the five preceding years, or by any inquiry or investigation by governmental or professional authorities, and any steps taken by the independent auditors to deal with any such issues; and (iii) all relationships between the independent auditors and the Company and any other relationships that may affect the auditors' independence;

  c.
  Ensure the rotation of the lead audit partner at least every five (5) years as well as the rotation of other partners as required.

  5.
  The Committee shall review and approve the proposed scope of the annual audit of the Company's financial statements, any material changes in the actual scope of the audit and the evaluation of the Company's internal controls for financial reporting.

Internal Audit Function

  6.
  The Committee shall review with the Chief Financial Officer and/or such others as the Committee deems appropriate, the Company's internal system of audit and financial controls, the results of internal audits and the procedures for maintaining the adequacy and effectiveness of internal controls.

Financial Reporting Process and Accounting Principles

  7.
  The Committee shall review with senior management and the independent auditors, at least annually, the integrity of the Company's financial reporting processes, both internal and external, and the selection and quality of the Company's accounting principles.

  8.
  The Committee shall review with the independent auditors and senior management as necessary and appropriate (i) the effect of critical accounting policies and practices; (ii) significant estimates and judgments; and (iii) applicable regulatory and accounting standards and principles, as well as any off-balance sheet structures, on the financial statements of the Company.

  9.
  The Committee shall review with the independent auditors (i) any audit problems or other difficulties encountered by the auditors in the course of the audit process, and (ii) management's responses to such matters. The Committee shall also review with the independent auditors (i) accounting adjustments that were noted or proposed by the auditors but were determined by management to be immaterial, (ii) material alternative treatments of financial information within GAAP that have been discussed with management, the ramifications of the use of such alternative disclosure and treatments and the treatment preferred by the independent auditors, (iii) reports on the evaluation of the Company's internal controls for financial reporting and (iv) material written communications between the independent auditors and management; including, but not limited to any "management" or "internal control" letter issued by the independent auditors to the Company.

Legal Compliance/General

  10.
  The Committee shall discuss with senior management and the independent auditors the Company's guidelines and policies with respect to risk assessment and risk management, including steps taken by management to monitor and mitigate any known risk.

  11.
  The Committee shall set clear hiring policies for employees or former employees of the Company's independent auditors.

  12.
  The Committee shall establish procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Reports

  13.
  The Committee shall prepare a Report on an annual basis for inclusion in the Company's Proxy Statement.

V.    ANNUAL PERFORMANCE EVALUATION AND REVIEW OF CHARTER

        The Committee shall report its recommendations to the Board as necessary and appropriate. The Committee shall report to the Board the results of an annual performance self-evaluation. The Committee shall also conduct an annual review of the adequacy of this Charter and recommend any proposed changes to the Board for approval.

CORPORATION

                      Notice of Annual Meeting
                      and
                      Proxy Statement

                      Annual Meeting of Stockholders, May 26, 2010

                      IMPORTANT: Your proxy is enclosed. Please fill in, date, sign and return your proxy promptly in the enclosed stamped envelope whether or not you plan to be present at the meeting. You may still vote in person if you attend the meeting.

                      Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on May 26, 2010: The Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2009 are available at www.edocumentview.com/APH.

002CS1B434

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Annual Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. For Against Abstain 2. Ratification of Deloitte & Touche LLP as independent public accountants of the Company. Change of Address — Please print new address below. 01 - Stanley L. Clark 02 - Andrew E. Lietz 1. Election of three Directors for terms to expire at the 2013 Annual Meeting. For Withhold For Withhold 03 - Martin H. Loeffler For Withhold Amphenol®

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. The undersigned, revoking previous proxies as relating to these shares, hereby acknowledges receipt of the Notice of 2010 Annual Meeting and Proxy Statement dated April 26, 2010 in connection with the Annual Meeting to be held at 11:00 a.m. on May 26, 2010 at the Corporate Headquarters of the Company, 358 Hall Avenue, Wallingford, Connecticut 06492 and hereby appoints R. Adam Norwitt and Diana G. Reardon, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Class A Common Stock of AMPHENOL CORPORATION registered in the name provided herein which the undersigned is entitled to vote at the 2010 Annual Meeting of Stockholders, and at any adjournment and adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy Statement. SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign on the reverse side. You need not mark any boxes. Proxy — Amphenol Corporation Amphenol®